CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AGREEMENT dated as of December 9, 2021, between Capitol Series Trust (the Fund, including its separate series, the Portfolios), an open-end management investment company organized under the laws of the State of Ohio and registered with the Commission under the Investment Company Act of 1940 (the 1940 Act), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or, when referring to BBH&Co. in its capacity as custodian, the Custodian, and when referring to BBH&Co. in its capacity as transfer agent, TA). For purposes of this Agreement, reference hereafter to the “Fund” shall mean the Fund and/or the respective Portfolio(s), as the context requires.

W I T N E S S E T H:

WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian and transfer agent for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. Appointment of Custodian and Transfer Agent.

1.1 The Fund hereby appoints BBH&Co. as the Fund’s custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund’s Investments shall be only as set forth expressly in this Agreement, including any attachments or schedules thereto, which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions. The terms of this Agreement shall apply separately and respectively to each Portfolio for which a separate account is maintained on the books of the Custodian. The Parties agree that Sections 2.1-9 and 11-17 and Schedules I, II and III of the Agreement contain the provisions related to BBH&Co.’s performance as Custodian.

1.2 The Fund hereby engages BBH as its transfer agent to perform the obligations set forth in this Agreement, and BBH accepts such engagement. The Parties agree that Sections 2.1, 3 and 10-17 and Schedule IV of the Agreement and the Transfer Agency Services Schedule attached hereto contain the provisions related to BBH&Co.’s performance as TA.

2.       Representations, Warranties and Covenants of the Fund. The Fund hereby represents, warrants and covenants each of the following:

With respect to BBH&Co’s appointment as Custodian and TA:

2.1 This Agreement has been, and at the time of delivery of each Instruction, such Instruction will have been, duly authorized, executed and delivered by the Fund. Neither this Agreement, nor any Instruction issued hereunder violates any Applicable Law or conflicts with or constitutes a default under the applicable Portfolio’s prospectus, the Fund’s articles of organization or other constitutive documents or any agreement, judgment, order or decree to which the Fund is a party or by which the Fund or its Investments is bound.

With respect to BBH&Co’s appointment as Custodian:

2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country, Sanctions or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund under the 1940 Act, and (iii) appropriately and adequately disclosed to the respective Portfolio’s shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

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2.3 The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. If the Fund uses any on-line or similar communications service made available by the Custodian, the Fund shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian. If the Custodian provides any computer software to the Fund relating to the services described in this Agreement, the Fund will only use the software for the purposes for which the Custodian provided the software to the Fund, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Fund.

2.4       Notwithstanding anything in this Agreement to contrary effect, the Fund specifically represents and warrants to the Custodian that it shall at all times be principally liable for the repayment of any Advance made by the Custodian under this Agreement.

2.5       By providing an Instruction in respect of an Investment (which Instruction may relate to among other things, the processing of orders and/or settlement of transactions in funds), the Fund hereby (i) authorizes BBH&Co. to complete such documentation as may be required or appropriate to carry out the Instruction, and agrees to be contractually bound to the terms of such documentation “as is” without recourse against BBH&Co.; (ii) represents, warrants and covenants that it has accepted and agreed to comply with all Applicable Law, terms and conditions to which it and/or its Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions and requirements that all such documentation relating to the investment has been received, read and understood by the Fund (for itself and its Portfolio)); (iii) acknowledges and agrees that BBH&Co. will not be responsible for the accuracy of any information provided to it by or on behalf of the Fund, or for any underlying commitment or obligation inherent to an Investment; (iv) represents, warrants and covenants that it will not effect any sale, transfer or disposition of Investment(s) held in BBH&Co.’s name by any means other than the issuance of an Instruction by the Fund to BBH&Co.; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which the Fund invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Fund’s investments in such schemes; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent or other requirements as set out in the prospectus or offering circular of an Investment; (vii) represents, warrants and covenants that it will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) undertakes to inform BBH&Co. and to keep the same updated as to any tax withholding or benefit to which an Investment may be subject; (ix) authorizes BBH&Co. to furnish the customer due diligence records maintained by BBH&Co. on the Fund and its beneficial owners upon request of the transfer agent or other agent of an issuer of an Investment; (x) represents and warrants that to the extent the Fund provides BBH&Co. with any personal data or personally identifiable information in connection with an Investment, the Fund will have obtained the consent of the applicable individuals to provide such data and information to BBH&Co. and the fund and to the use of such data and information as described in the applicable account opening, subscription and related fund documentation; (xi) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Fund for which the Fund does not have sufficient cash on deposit with BBH&Co.; and (xii) agrees that BBH&Co. shall be held harmless for the acts, omissions or any unlawful activity of any agent of the Fund, or any transfer agent or other agent of an Investment in which the Fund may invest.

2.6        The Fund represents and warrants that it is not resident in or organized under the laws of any country with which transactions or dealings are prohibited under a Sanctions Regime. The Fund further warrants that it is not owned or controlled by: (i) the government of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) a person or entity resident in or organized under the laws of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; or (iii) any person or entity on the List of Specially Designated Nationals and Blocked Persons published by OFAC or any comparable Sanctions Regime lists.

2.6.1       The Fund represents and warrants that it conducts ongoing screening of its holdings, relevant transactional activity, and service providers engaged by the Fund, including but not limited to Authorized Participants and distributors, against lists promulgated by a Sanctions Regime, as such lists

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are amended from time to time.

2.6.2       The Fund represents and warrants that it has implemented adequate risk management, control and compliance procedures and systems to ensure that it will not instruct or otherwise cause Custodian to hold any assets in custody that would violate a Sanctions Regime. The Fund further represents it will not instruct Custodian to invest in any asset, nor engage in or facilitate any transaction that would cause Custodian to violate any Sanctions Regime, including any transaction or dealing involving: (i) any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) any person or entity subject to any Sanctions Regime; or (iii) any assets owned or controlled by a person or entity that is subject to any Sanctions Regime (collectively, “Sanctioned Property”). The Fund further represents and warrants that it has confirmed that relevant service providers engaged by the Fund, including but not limited to Authorized Participants and distributors, have implemented equivalent controls as stated above. The Fund further represents and warrants that it will promptly notify the Custodian in writing if either it or any of the above relevant service providers becomes subject to a Sanctions Regime or if any of the assets custodied by BBH subsequently becomes Sanctioned Property.

2.7       The Fund represents and warrants that it has developed and implemented an anti-money laundering (“AML”) program (“AML Program”) that is designed to comply with all applicable AML and terrorist financing laws and regulations, including but not limited to: the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the regulations promulgated thereunder; the 4th European Union Anti-Money Laundering Directive; or Financial Action Task Force (“FATF”) standards against money laundering and terrorist financing (collectively, “applicable AML laws”). The Fund represents and warrants that its AML Program includes proper due diligence on relevant service providers, including but not limited to Authorized Participants and distributors, and confirmation that such service providers have implemented their own policies and procedures designed to comply with applicable AML Laws. The Fund further represents and warrants that it creates and maintains all records and documentation required by applicable AML laws, including identification and verification records of the Fund’s customers.

2.7.1       The Fund acknowledges that the Custodian is obligated under applicable US AML Laws to obtain, verify and record identifying information about its customers prior to opening an account.

2.7.2       The Fund represents and warrants that upon request, it will provide the Custodian with information that the Custodian requires to comply with applicable AML Laws and Sanctions Regimes, including but not limited to, verification regarding the AML and Sanctions Regime controls implemented by the above relevant service providers.

2.7.3       The Fund further represents and warrants that it will not instruct or otherwise cause Custodian to hold any assets in custody or engage in or facilitate any transaction that would cause Custodian to violate any applicable AML laws.

2.8 The Fund represents and warrants that neither it nor any Portfolio is a “Plan” (which term includes (1) employee benefit plans that are subject to the United States (“US”) Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan, and further undertakes to inform BBH&Co. and to keep the same updated as to the status under ERISA or Section 4975 of the Code, each as amended, of the Fund, including its Portfolios, or (4) the assets of any plan or other retirement arrangement or account that is not subject to Section 4975 of the Code or Title I of ERISA but is subject to any U.S. federal, state or local law or regulation or any non-U.S. or other law or regulation that contains one or more provisions that are similar to any of the fiduciary responsibility or prohibited transaction provisions under Title I of ERISA or Section 4975 of the Code.

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2.9       The Fund represents and warrants that it will promptly notify the Custodian in writing if any of the above representations cease to be true.

3.        Representation and Warranty of BBH&Co. as Custodian and TA. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4.        Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Fund, acting through its board of directors or trustees, officers or other Authorized Person, which directive shall conform to the requirements of this Section 4.

4.1 Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized by the Fund to give Instructions to the Custodian by written notices or otherwise for or on behalf of the Fund or Portfolio, as applicable, in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having the full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of designated Authorized Persons to give Instructions with respect to the Fund or a Portfolio until it receives appropriate written notice from the Fund to the contrary.

4.2 Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1 Fund Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.2 Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as are contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Agreement and the BBH Online Terms and Conditions shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

4.3 Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the Authorized Person

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initiating the Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1 The transaction date and the date and location of settlement;

4.3.2 The specification of the type of transaction;

4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in the Instruction, particularly with respect to Investment description; and

4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Fund and the Fund shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4 Timeliness of Instructions. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5.       Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1 Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or any agent of either from holding its client assets in such a separate account, the Custodian, the Subcustodian or any agent of either shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

5.2 Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

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5.3 Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund, a Portfolio or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above.

5.4 Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian, an Agent of the Custodian, or a Securities Depository.

5.5 Replacement of Lost Investments. In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss or such other lesser amount as shall be agreed by the parties.

6.        Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

6.1 Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2 Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3 Delivery and Receipt in Connection with Borrowings of the Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Fund in connection with borrowings or loans by the Fund and other collateral and margin requirements.

6.4 Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5 Contractual Obligations and Similar Investments. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-Entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the

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terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

6.6 Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7 Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8 Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of the issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deliver securities in response to any tender offer.

6.9 Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund’s account and promptly notify the Fund of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10 Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

6.11        Corporate Action Information. In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Fund such material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Fund via any of the services described in the BBH Online Terms and Conditions shall constitute the delivery of such information by the Custodian. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian.

6.12 Proxy Materials. The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. Information relative to any pending proxy, meeting or other announcement described in the preceding sentence made available to the Fund via any of the services described in the BBH Online Terms and Conditions shall constitute the delivery of such information by the Custodian.

6.13 Ownership Certificates and Disclosure of the Fund's Interest. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [ ] may [ X] may not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE FUND. With respect to securities issued outside

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of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14. Taxes. The Custodian shall, where applicable, assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund’s tax status that is received from or on behalf of the Fund without duty of separate inquiry.

6.15 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.16 Nondiscretionary Details and Minor Expenses. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement, provided that the Fund shall have the right to request an accounting with respect to such expenses.

6.17 Use of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other affiliate, bank, trust company or subcontractor as its agent (each an “Agent” and collectively, the “Agents”), in addition to Subcustodians, to carry out such provisions of this Agreement as it may from time to time direct, including in connection with use of any Securities System. The Custodian shall exercise reasonable care in the selection and monitoring of such Agents and Subcustodians. The appointment of an Agent shall not relieve the Custodian of its obligations under this Agreement.

6.18 Registration Document Completion Service. The Fund may appoint the Custodian to further provide registration document completion services for account openings, name changes, conversions, mergers, market-specific licensing renewals, account closings and other events, and for such markets, as may be agreed between each Fund and the Custodian from time to time (the “Registration Services”). The Fund shall pay Custodian such fees as may be agreed between the parties from time to time with respect to the Registration Services in accordance with Section 14 hereof. The Fund further acknowledges and agrees that: (i) as part of the Registration Services, the Custodian will complete registration documentation for the agreed markets on behalf of the Fund and then forward such documentation to the Fund or an Authorized Person for final review and signature on behalf of the Fund; (ii) by the Fund or an Authorized Person signing and submitting the aforementioned documentation to the Custodian on behalf of the Fund (the "Submitted Documents"), the Fund shall be deemed to have confirmed to the Custodian that the Fund has reviewed the Submitted Documents and has determined that all of the information contained therein is accurate and complete; (iii) the submission of the Submitted Documents to the Custodian, shall be deemed an Instruction under Section 4 hereof to open one or more accounts in the referenced market (in accordance with the information provided in the Submitted Documents) and to provide the Submitted Documents and/or the information contained therein to the Subcustodian in the referenced market (and where applicable, for further submission to the relevant Securities Depository, exchanges, regulatory and tax authorities, tax agents and/or brokers in the referenced market).

7.       Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction, including standing Instructions for Principal Accounts to participate in a BBH&Co. cash management vehicle. Notwithstanding anything in this Agreement to the contrary, the Fund shall be liable as principal for any overdrafts occurring in any cash accounts.

7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or in the name of the Custodian for the Fund or in the name of the Custodian for its customers generally (Agency Accounts). Such

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deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

7.1.1 Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Fund and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Fund (each an “Account”). Each such Account shall be subject to the terms and conditions of this Agreement and the Fund shall be liable for the satisfaction of its obligations in connection with each Account.

7.2        Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund’s Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3 Currency and Related Risks. The Fund bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

7.4        Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1 Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The

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Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which the Fund has executed a foreign exchange contract or option, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Fund’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions, and (d) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of the foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2 Foreign Exchange with the Custodian as Principal. The Custodian may enter into foreign exchange transactions with the Fund. If a foreign exchange transaction with the Custodian as principal is initiated by Instruction and the parties have not otherwise entered into an agreement specific to such transaction(s), the transaction will be performed and subject to the FX Terms and Conditions (available at: http://www.bbh.com/fxtermsandconditions) incorporated into the BBH Online Terms and Conditions ( the "FX Terms and Conditions"), which terms may be updated from time to time in accordance with the procedures set forth in the BBH Online Terms and Conditions. Foreign exchange transactions that occur or are placed on or after the effective date of such updates, as stated in the applicable notice, shall be governed by the FX Terms and Conditions, as so modified. The Fund represents and warrants, each and every time an Instruction to execute a foreign exchange transaction with the Custodian as principal is initiated, that it is an eligible contract participant, as that term is used under the Commodity Exchange Act and the regulations thereunder, as amended from time to time.

7.5 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

7.6 Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

7.6.1 acknowledge that the Fund shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit of Investments to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2 acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

In addition, in order to secure the obligations of the Fund to pay or perform any and all obligations of the Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this

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Agreement, the Fund grants to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agrees to take, and agrees that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

7.7 Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Fund authorizes the Custodian, on behalf of the Fund or Portfolio, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8 Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8.       Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and cash held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

8.2 Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.5 below, the Custodian shall have prepared an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act

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meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States.

8.3 Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as the delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

8.4 Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board of Trustees has delegated to the Custodian and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.3, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

8.5 Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

8.6 Responsibility for Subcustodians. Except as provided in the last sentence of this Section 8.6, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Subcustodians designated by the Custodian, from time to time on the Global Custody Network Listing shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian.

8.7 New Countries. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of the local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9. Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use

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reasonable care under the facts and circumstances prevailing in the market where performance is effected, but shall not be required to take any action which, in the Custodian’s reasonable judgment, is in contravention of any Applicable Law, rule or regulation or any order or judgment of any court of competent jurisdiction. Subject to the specific provisions of this Section, the Custodian shall be liable to the Fund for any direct damage incurred by the Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund’s Investments or to provide investment advice with respect to such Investments and that the Fund including its Portfolios as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1 Limitations of Performance.

9.1.1        Force Majeure. Notwithstanding anything to the contrary, BBH&Co. shall not be responsible or liable for any failure, hindrance or delay in the performance of its obligations under this Agreement arising out of, or for any damages caused by, a Force Majeure event. BBH&Co. will use reasonable efforts to perform its obligations under this Agreement notwithstanding such Force Majeure event.

9.1.2        Country Risk; Sovereign Risk; AML and Sanctions Risk. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes: Country Risk, Sovereign Risk or AML and Sanctions Risk.

Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where an Investment is acquired or held hereunder or under a subcustody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments or cash deposits by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

AML and Sanctions Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments, all risks relating to, or arising in consequence of the Custodian complying with one or more Sanctions Regimes or applicable AML Laws, including, but not limited to, the risk that if Custodian reasonably believes it has come in contact with a sanctioned party, or has come into possession or control of any Sanctioned Property as a result of its performance of this Agreement, Custodian may be required by one or more Sanctions Regime to block (i.e. prevent further movement of) such Sanctioned Property and report any related activity to relevant government authorities. The Fund acknowledges that if multiple Sanctions Regimes apply (including OFAC), the Custodian will comply with the most restrictive of the applicable regimes. The Fund also acknowledges that the Custodian shall not be liable hereunder for any loss or damage caused by any delays or refusals to process a transaction that result from Custodian’s obligation to ensure compliance with applicable AML Laws and Sanctions Regimes.

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9.2. Limitations on Liability.

9.2.1 Failure of Third Parties. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the failure of any third party including: (a) any issuer of Investments or Book-Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, third party foreign custody manager or other agent of the Fund ; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2 Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3       Reliance on Instruction; Restricted Securities. The Custodian shall not be liable for any loss, claim, damage or other liability arising from (a) action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's trust instrument, certificate of trust or by-laws or other constitutive documents, Applicable Law, or actions by the trustees, directors or shareholders of the Fund, or (b) limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

10.       Transfer Agency Services. Subject to the specific provisions of this Section, the TA shall not be liable to the Fund for any damage incurred by the Fund or a Portfolio unless such damages arise from the TA's (or its employees’, officers’ or other agents’) negligence, bad faith or willful misconduct. In no event shall the TA be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if advised of the possibility of such damages. BBH&Co. will provide the transfer agency services described in Schedule IV hereto pursuant to the following terms and conditions:

10.1 Limitations on Liability

10.1.1 TA shall not be held accountable or liable to the Fund, or any third party if TA is unable to perform its responsibilities in accordance with this Agreement as a result of (i) any errors in the Services based upon or arising out of information received in a timely or untimely manner by TA either (a) from a source which TA was authorized to rely upon pursuant to a relevant Schedule hereto, or (b) from a source which in TA’s reasonable judgment was as an appropriate source for such information, (ii) relevant information known to the Fund which would impact the Services but which is not communicated by the Fund or its agent to TA, or (iii) the suspension, discontinuance or termination of the transmission of information by information providers for any reason, provided TA shall have made reasonable commercial efforts to procure such transmission. The Fund hereby acknowledges and agrees that TA shall neither guarantee nor make any warranties whatsoever, with respect to the sources referenced above and to the accuracy or completeness of their information.

10.1.2 The Fund acknowledges and agrees that nothing herein is intended to diminish the responsibility of third parties, including without limitation, its clients, custodian banks, brokers, and pricing and administrative agents, under their respective contractual and/or business arrangements with the Fund.

10.1.3 TA shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers.

10.1.4 TA shall in no event be required to advance or expend its own funds in connection with the services provided hereunder, or take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

10.1.5 The Fund shall review the Services performed by TA under this Agreement promptly and periodically and shall notify TA of any improper performance, discrepancy or error therein. Unless the

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Fund provides written notice of any such discrepancy or error within a reasonable time after such Services are performed, the Services shall be deemed to have met the duties and standards set forth herein.

10.1.6 In no event shall the TA be liable for the acts or omission of the CNS Clearing Process, DTC, NSCC or any securities depository, clearing corporation, exchange or communications service.

10.1.7 Without limiting the generality of any of the foregoing provisions, in no event shall TA be liable for any taxes, penalties, fines, costs, charges or fees imposed on the Fund in connection with the Services hereunder unless otherwise agreed between the Parties.

10.1.8 In no event shall TA be responsible for providing investment management services or advice or legal advice under this Agreement, nor shall TA be liable for the investment management services and advice received or given by the Fund or the legal advice received by the Fund from its counsel or other legal counsel.

10.1.9 Without limiting the generality of any of the foregoing provisions, the TA shall have no liability for any damages arising out of (i) the failure of any Authorized Participant to perform its obligations under a Participant Agreement (“Participant Agreement” defined for this purpose as any Participant Agreement between the Distributor and an Authorized Participant acknowledged by the Administrator); (ii) activities or statements of sales or wholesaler personnel who are employed by any distributor (or its affiliates); or (iii) the failure of any Authorized Participant to deposit with the Custodian sufficient collateral, or to provide additional collateral upon request by the TA, in connection with the monitoring services provided for herein on Schedule IV; or (b) any errors in the computation of collateral requirements based upon or arising out of quotations or information received by the TA from the Fund’s accounting agent or any other source on which the TA reasonably relies.

10.2 Instructions. TA shall not be liable for, and shall be indemnified by the Fund against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions (as hereinafter defined) or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties.

10.2.1 Instructions shall mean a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more Authorized Persons. Authorized Persons may be identified by name, title or position. Telephonic and other oral instructions or instructions given by facsimile transmission may be given by any one of the Authorized Persons. Such instructions shall be considered Instructions if TA reasonably believes them to have been given by an Authorized Person. In no event shall Instructions be in the form of electronic mail.

10.2.2 Where Instructions are conveyed through facsimile transmissions, the Fund hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) TA cannot verify that authorized signatures on facsimile Instructions are original, and (iii) TA shall not be responsible for losses or expenses incurred through actions taken in reliance on such Instructions. The Fund agrees that such facsimile Instructions shall be conclusive evidence of the Fund’s Instruction to TA to act or to omit to act.

10.2.3 Instructions given orally will be confirmed by written Instructions in the manner set forth above in Section 10.2.1, including by facsimile, but the lack of such confirmation shall in no way affect any action taken by TA in reliance upon such oral Instructions. The Fund authorizes TA to tape record any and all telephonic or other oral Instructions given to TA by or on behalf of the Fund (including any of its officers, directors, trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Fund to TA). The Fund agrees to solicit valid written or other consent from any of its employees in respect to telephonic recordings to the extent such consent is required by applicable law.

10.3 Representations of TA.

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10.3.1 TA represents that it is a registered transfer agent under the Securities Exchange Act of 1934.

10.3.2 TA has established pursuant to the Bank Secrecy Act, and other U.S. laws and regulations applicable to it, Anti-Money Laundering (AML) compliance programs, including but not limited to: (1) the development of internal policies, procedures, and controls; (2) the designation of a compliance officer; (3) the implementation of ongoing employee training programs; and (4) the creation of an independent audit function to test such programs.

10.3.3 TA has a customer identification program (CIP) consistent with the rules under section 326 of the USA Patriot Act. TA. For the avoidance of doubt, DTC is exempt from CIP requirements.

10.3.4 TA: (i) has in place policies and procedures reasonably designed to ensure compliance with the transfer agent rules of the Securities Exchange Act of 1934, as amended; (ii) and will maintain appropriate records in accordance with said transfer agent rules.

11.       Indemnification. The Fund hereby indemnifies BBH&Co. as TA and Custodian (and each Subcustodian), and their respective Agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund.

12.       Reports and Records. BBH&Co. shall:

12.1 create and maintain records relating to the performance of its obligations under this Agreement;

12.2 make available to the Fund, its auditors, agents and employees, upon reasonable request and during normal business hours of the Fund and BBH&Co., all records maintained by BBH&Co. pursuant to Section 12.1 above, subject, however, to all reasonable security requirements of BBH&Co. then applicable to the records of its customers generally; and

12.3 make available to the Fund all Electronic Reports; it being understood that BBH&Co. shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

12.4 The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt and notify BBH&Co. promptly of any discrepancy or error. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt of the records, the records shall be deemed to be true and accurate.

12.5 The Fund acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but the Fund acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

13.       Miscellaneous.

13.1       Powers of Attorney, etc. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

13.2       Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Fund and BBH&Co. with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by

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BBH&Co. when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

13.3 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of BBH&Co. and the Fund and their successors and assignees, provided that the Fund may not assign this Agreement without the prior written consent of BBH&Co. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

13.4 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN. THE FUND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Furthermore, each party hereto hereby irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

13.5        Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Fund: Capitol Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH. 45246

Attn: Matt Miller

Telephone:       513-869-4297

If to BBH&Co.: Brown Brothers Harriman & Co.

50 Post Office Square

Boston, Massachusetts 02110-1548

Attn: Office of the General Counsel

Telephone:       (617) 772-1818

Facsimile:        (617) 772-2235,

or such other address as the Fund or BBH&Co. may have designated in writing to the other. Notices given by BBH&Co. pursuant to Section 13.13 may also be given by electronic mail to the email address of any Authorized Person. The Fund agrees that such notices given by electronic mail shall be conclusively presumed to have been delivered and received by the Fund as of the date such electronic mail was sent by BBH&Co., as recorded by BBH&Co.’s systems.

13.6 Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

13.7 Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

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13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and BBH&Co. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and BBH&Co. shall be protected in relying on the photocopy or telefax until BBH&Co. has received the original of the Agreement.

13.9 Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement (and offering, rendering or obtaining related BBH&Co. services) and, except as may be required in carrying out this Agreement (including, without limitation, disclosure to Subcustodians or Agents appointed by the Custodian), shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulator of BBH&Co. or any Agent or Subcustodian, any Regulatory Authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

13.10 Tape-recording. The Fund on behalf of itself and its Customers authorizes BBH&Co. to tape record any and all telephonic or other oral instructions given to BBH&Co. by or on behalf of the Fund, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Fund in writing. The Fund further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

13.11 Counsel/ Certified Public Accountant. In fulfilling its duties hereunder, BBH&Co. shall be entitled to receive and act upon the advice of (i) counsel and/or a certified public accountant regularly retained by BBH&Co. in respect of such matters, (ii) counsel and/or a certified public accountant for the Fund or (iii) such counsel or certified public accountant as the Fund and BBH&Co. may agree upon, with respect to all matters, and BBH&Co. shall be without liability for any action reasonably taken or omitted pursuant to such advice.

13.12 Conflict. Nothing contained in this Agreement shall prevent BBH&Co. and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Fund’s Investments to, or from BBH&Co. or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Fund; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Fund notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Fund by BBH&Co.. The Fund hereby voluntarily consents to, and waives any potential conflict of interest between BBH&Co. and/or its associates and the Fund, and agrees that:

(a)                 BBH&Co. and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Fund, including its Portfolios, under this Agreement;

(b)                BBH&Co. and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Fund;

(c)                 BBH&Co. and/or its associates shall not be liable to account to the Fund, including its Portfolios, for any profits or benefits made or derived by or in connection with any such transaction,; and

(d)                the Fund shall use all reasonable efforts to disclose this provision, among other provisions in this Agreement, to its shareholders.

13.13 BBH Online Terms and Conditions. Use of the BBH Infuse™ (f/k/a WorldView®) portal, any future release thereof or successor thereto (the “Portal”), and the products and services available through the Portal (the “Online Services”) are subject to additional terms and conditions, which are available at: bbh.com/onlineterms, as such may be updated from time to time (the “BBH Online Terms and Conditions”) and which are incorporated herein by reference. Without limiting any provision of this Agreement or the BBH Online Terms and Conditions,

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the Fund is responsible for all use of the Online Services by its authorized users (including employees, officers, directors, agents, consultants, contractors and any third parties given access to the Online Services by or on behalf of the Fund), and for ensuring that all such persons comply with the BBH Online Terms and Conditions. BBH&Co. will inform the Fund of any updates to the BBH Online Terms and Conditions in accordance with the procedures set forth therein.

14.       Definitions. The following defined terms will have the respective meanings set forth below.

14.1        Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Fund as described in Section 7.4.2 hereof, or paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

14.2       Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

14.3       Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

14.4       Agent(s) shall have the meaning set forth in Section 6.17 hereof.

14.5       Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

14.6        Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1 or 10.2.1 hereof.

14.7         BBH Online Terms and Conditions shall have the meaning set forth in Section 13.13 hereof

14.8       Book-Entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

14.9        Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market(s).

14.10       Delegation Schedule shall mean the separate schedule attached hereto with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

14.11         Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Fund or its authorized representative via the internet or electronic mail.

14.12        Force Majeure shall mean (a) acts of God, earthquakes, fires, floods, storms, water or wind damage, or other elements of nature; accidents or explosions; wars or acts of war, enemy actions, insurrections, rebellions, riots, terrorism, sabotage, revolutions, or civil commotions or disorders or other acts attributable to economic or political factors or other civil or military disturbances; outbreaks, epidemics, pandemics (including but not limited to COVID-19), public health emergencies, any governmental order or corporate order or any requirement relating thereto; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software), or communications service(s); any strikes, lock-outs, work stoppages, or other labor disputes; governmental actions; any provision of any present or future law, regulation or order of a federal, state, municipal, local, territorial, provincial or other governmental department, regulatory authority, self-regulatory organization or legislative, judicial or administrative body, including any political subdivision thereof, or of any securities depository or clearing agency; inability to obtain material, equipment or transportation; any disruption of, or

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suspension of trading in, the securities, commodities or foreign exchange markets or transactions; or any encumbrance on the transferability of, convertibility, or ability to hold a currency or a currency position; or any delay or disruption resulting from or reflecting the occurrence of any Country, AML and Sanctions or Sovereign Risk, or (b) any other circumstance or event which is unforeseeable or beyond the reasonable control of the Custodian, regardless of whether such circumstance or event is of a nature or type described in (a) above.

14.13       Foreign Custody Manager shall mean the Fund’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

14.14       Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

14.15        Funds Transfer Services Schedule shall mean any separate agreement entered into between the Custodian and the Fund with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

14.16       Global Custody Network Listing shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

14.17       Instruction(s) shall have the meaning assigned in Section 4 hereof.

14.18 Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

14.19       Investment(s) shall mean any investment asset of the Fund, including its Portfolios,, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

14.20        Margin Account shall have the meaning set forth in Section 6.4 hereof.

14.21        OFAC shall mean the US Treasury Department’s Office of Foreign Assets Control.

14.22       Principal Account(s) shall mean deposit accounts of the Fund or a Portfolio carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

14.23 Sanctions or Sanctions Regime(s) shall mean any governmental sanctions against countries, persons and entities that are imposed at any time by the US, the European Union and its member states, the UK, the United Nations or any other jurisdiction, which Custodian must comply with.

14.24        Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

14.25        Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

14.26       Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

14.27       1940 Act shall mean the Investment Company Act of 1940.

15.       Compensation. The Fund agrees to pay to BBH&Co. a fee in an amount set forth in the fee letter between the Fund and BBH&Co. as Custodian and between the Fund and BBH&Co. as TA, in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by BBH&Co, ,. for account or benefit of the Fund, including its Portfolios, and payable from time to time, including the fee and expense of all Subcustodians and other amounts paid by the Custodian to a third party. Amounts payable by the Fund under and pursuant to this section shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

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16.       Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

16.1 Term, Notice and Effect. This Agreement shall have an initial term of three (3) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other party at its address set forth in Section 13.5 hereof. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 60 days, in which case termination shall be effective upon written receipt of notice by the non-terminating party, or (b) upon thirty (30) days written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

16.2 Notice and Succession. In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder. Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of BBH&Co. to a successor within the time specified in the notice of termination as aforesaid, BBH&Co. and the Fund agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

16.3 Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

16.4 Delayed Succession of Custodian. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Fund either (a) deliver the Investments of the Fund, including its Portfolios, held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2,000,000 USD equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

17.       Compliance Policies and Procedures. To assist the Fund in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co will upon request provide the Fund with information about its compliance program.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	CAPITOL SERIES TRUST
By: /s/ Eruch A. Mody Name: Eruch A. Mody Title: Senior Vice President Date:	By: /s/ Matthew Miller Name: Matthew Miller Title: President Date: December 9, 2021

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SCHEDULE I: 17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of December 9, 2021, between Capitol Series Trust, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Directors/Trustees or its duly appointed representative (the Fund), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1.       Maintenance of Fund's Assets Abroad. The Fund, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the Custodian Agreement) to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund’s Investment Advisor. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its Investment Adviser has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

(a)        Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i)       The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii)       Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

(iii)       The Eligible Foreign Custodian's general reputation and standing; and

(iv)       Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

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The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b)       Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i)       For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii)        That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii)       That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv)       That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)       That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi)       That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

(c)       Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

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7.        Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Advisor or its other Authorized Representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Fund hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a.        Country Risk – shall have the meaning set forth in the Custodian Agreement.

b.       Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c.       Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

d.        Instructions - shall have the meaning set forth in the Custodian Agreement.

e.        Securities Depository - shall have the meaning set forth in Rule 17f-7 under the 1940 Act.

f.       Sovereign Risk - shall have the meaning set forth in the Custodian Agreement.

g .       U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

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14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this 17f-5 Delegation Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	CAPITOL SERIES TRUST
By: /s/ Eruch A. Mody Name: Eruch A. Mody Title: Senior Vice President	By: /s/ Matthew Miller Name: Matthew Miller Title: President

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SCHEDULE: LIST OF PORTFOLIO’S

Clockwise Capital Innovation ETF                                        25,000 Creation Unit Shares

Fairlead Tactical Sector ETF                                                   25,000 Creation Unit Shares

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SCHEDULE II: US MONEY MARKET FUND INVESTMENTS SCHEDULE TO CUSTODIAN AGREEMENT

TERMS & CONDITIONS

FOR PROCESSING ORDERS IN U.S. MONEY MARKET FUNDS (“US MMF T&C”)

This US MMF T&C supplements the Custodian Agreement between Capitol Series Trust (“Client”) and Brown Brothers Harriman & Co. (“BBH”) dated December 9, 2021, as amended from time to time (the “Custodian Agreement”), and provides terms and conditions related to Instructions to BBH thereunder to process orders in and custody shares of U.S. registered investment companies that hold themselves out as money market funds (“MMFs”), if any. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Custodian Agreement.

US MMFs are subject to various requirements under Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”), as adopted by the Securities and Exchange Commission on July 23, 2014 (as further amended from time-to-time, “Rule 2a-7”).

The MMFs will disclose in their prospectus and statement of additional information, as amended from time to time, that the MMFs are subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7, including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions (“liquidity fees”) or the temporary suspension of redemptions (a “redemption gate”), and shareholder eligibility requirements.

If Client provides BBH with an Instruction to process orders for transactions in MMFs and/or requires BBH to service shares of MMFs, Client shall assist and cooperate with BBH, the MMFs and the MMFs’ agents to comply with Rule 2a-7. Without limitation on the foregoing, fund order processing and custody of shares of MMFs are subject to the following additional terms and conditions.

1)	Orders in MMFs.
a)	Any Instruction by the Client to purchase any MMF shall be based on the gross dollar amount of the value of shares to be purchased.
b)	Any Instruction by the Client for subscriptions, exchanges or redemption orders in any MMF shall be made gross and shall not net any subscription, exchange or redemption orders in any MMF, including any orders originating from underlying customers of the Client, if any.
2)	Liquidity Fees and Gates.
a)	Client (and not BBH) will be responsible for reviewing any disclosure on a MMF website providing notice to shareholders and prospective shareholders of liquidity of the MMF and when liquidity fees or redemption gates are imposed or lifted and Client agrees that BBH is not responsible for notifying the Client of the imposition by an MMF of any such event or re-confirming the Client’s intent to transact in a MMF when a liquidity fee or redemption gate is in effect.
b)	If a liquidity fee is implemented by a MMF, BBH will not be directly responsible for calculating or withholding the liquidity fee, but will apply any liquidity fee calculated and withheld by the MMF from any order as notified by the MMF or Distributor to BBH.
c)	If a redemption gate is implemented by a MMF, Client acknowledges and agrees that any redemption or exchange orders in the MMF made by Client while the redemption gate is in effect may be rejected by the MMF, and that BBH is responsible for rejecting only those orders that BBH has been notified have been rejected by the MMF or its agents. Client shall endeavor not to instruct BBH to place an order for a redemption in a MMF when a redemption gate is in effect for such MMF.
3)	Retail MMFs.

BBH does not support and is not responsible for the order processing, purchase, exchange, redemption, settlement, custody or other servicing of shares of Retail MMFs (as defined in Rule 2a-7(a)(25)). Client shall establish policies, procedures and internal controls reasonably designed to ensure that it does not, and shall not, submit any request or other instruction to BBH to purchase or exchange shares of a Retail MMF.

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4)	No Agency.

With respect to orders in a MMF:

a)	BBH generally elects not serve as the MMF’s dealer, agent, or designee for purposes of Rule 22c-1 under the 1940 Act in connection with the receipt of orders;
b)	Accordingly, the MMF will apply a NAV calculation based on the time that the MMF accepts the order in good form from BBH, and not the time the Client instructs BBH to process the order; and
c)	Neither BBH nor the MMF or its distributor is responsible for any losses arising from orders accepted by BBH before, but received and accepted by the MMF after, a NAV calculation time, or imposition of a liquidity fee or redemption gate.

Any order for shares in a MMF placed and held in custody by BBH will be made in reliance upon the terms hereof.

*** *** ***

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SCHEDULE III: TRANSFER AGENT SERVICES SCHEDULE

BBH&Co. shall perform the following transfer agency services for the Fund and, where applicable, the Fund’s Portfolios. As used herein, the term Fund incorporates and includes the term Portfolio:

I.       Issuance and Redemption of Unit Baskets. It is agreed and understood that the Fund, and TA on the Fund’s behalf, shall issue and redeem Share Baskets of the Fund in blocks of (Refer to Schedule 1-List of Portfolios) shares (“Shares”) (“Creation Baskets” and “Redemption Baskets,” respectively, and generically, “Baskets”) to and from such persons as are identified by the Fund as “Authorized Participants.”

A.       Pursuant to such purchase orders that BBH&Co. as the Index Receipt Agent shall receive from [Insert Distributor Name], LLC (“Distributor”) and pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Fund, TA shall transfer appropriate trade instructions to the Custodian and pursuant to such orders register the appropriate number of book entry only Shares in the name of The Depository Trust Company (“DTC”) or its nominee as a unitholder (each an Authorized Participant) of the Fund and deliver the Basket.

B.       Pursuant to such redemption orders that Index Receipt Agent shall receive from the Distributor, pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Fund, TA shall transfer appropriate trade instructions to the Custodian and, pursuant to such orders, redeem the appropriate number of Shares that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Shares from the account of the Authorized Participant on the register of the Fund.

C.       On behalf of the Fund, TA shall issue Creation Baskets for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by TA. In issuing Shares through DTC to an Authorized Participant, TA shall be entitled to rely upon the latest Instructions that are received from the Distributor by TA as Index Receipt Agent concerning the issuance and delivery of such Shares for settlement.

D.       TA shall not issue on behalf of the Fund any Shares where it has received an Instruction from the Fund or the Distributor or written notification from any federal or state authority that the sale of the Shares has been suspended or discontinued, and TA shall be entitled to rely upon such Instructions or written notification.

E.       Upon the issuance of Shares as provided herein, TA shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Fund or the Distributor in connection with such issuance.

F.       Shares may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and TA shall duly process all redemption requests.

G.        TA will act only upon Instruction from the Fund and/or the Distributor in addressing any failure in the delivery of cash, securities and/or Shares in connection with the issuance and redemption of Shares.

II.       Recordkeeping.

A.       In satisfying its obligations under the Agreement, TA shall record the issuance of Creation Baskets and maintain, pursuant to Rule 17Ad6(b) under the Securities Exchange Act of 1934, as amended, a record of the total number of Creation Baskets that are authorized, issued and outstanding based upon data provided to TA by the Fund or the Distributor. TA shall also provide the Fund on a regular basis with the total number of Shares authorized, issued and outstanding; provided however that TA shall not be responsible for monitoring the issuance of such Shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Shares.

III.       Services Related to the Monitoring of Cash Collateral.

(a)	Monitor the collateralization levels as set forth in Authorized Participant Agreements in connection with cash collateral posted by Authorized Participants in connection with Creation Basket activity.
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(b)	Mark to market daily the value of such cash collateral using a pricing source from the Fund’s accounting agent or any other source on which the TA reasonably relies.
(c)	Monitor collateral levels daily and communicate calls for additional collateral to the Authorized Participants as necessary based upon daily collateral requirement calculations using ratios set forth in Participant Agreements.
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FUNDS TRANSFER SERVICES AGREEMENT

(“FTSA”)

Date: December 9, 2021

In accordance with any custodian agreement, administration agreement, and/or any other agreement in which funds transfers are contemplated (as amended, restated, supplemented, modified, and otherwise in effect from time to time, each an “Agreement”, and collectively, the “Agreements”) between [CLIENT] (“Client”), and BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (collectively, “BBH”), the Client acknowledges and accepts the following terms and conditions in respect of all funds transfers effected by BBH and BBH is willing to effect such funds transfers subject to the terms and conditions set forth in this FTSA. References to UCC 4A shall mean Article 4A of the Uniform Commercial Code as currently in effect in the State of New York.

In consideration of the mutual covenants and agreements herein contained, the Client and BBH hereby agree, as follows:

1.	Definitions. As used in this FTSA, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined herein shall have the meanings accorded to them in the applicable Agreement.

“Authorized Instructors” refers to individuals designated by the Client or its agent in the APD as authorized to give FT Instructions.

“Authorized Person” refers collectively to any individual authorized by the Client or its agent to give (i.e., Authorized Instructor) and/or verify (i.e., Authorized Verifier) FT Instructions, on the relevant cash account as set forth in the APD.

“Authorized Persons Document” or “APD” means a form acceptable to BBH whereby the Client or its agent designates Authorized Person(s) and the entitlements the Client or its agent has granted such person(s) with respect to the relevant cash account. The APD includes the names, phone numbers, email addresses, and/or fax numbers of Authorized Instructors and/or Authorized Verifiers (as applicable), and any other information that BBH may require from time to time.

“Authorized Verifiers” refers to individuals designated by the Client or its agent in the APD as authorized to verify FT Instructions.

“BBH Designated Security Procedure” means the security procedures that BBH makes available to the Client as set forth in Appendix A attached hereto (as amended from time to time by BBH, “Appendix A”).

“Callback Procedure” has the meaning set forth in Appendix A.

“Client Designated Security Procedure” means an alternate security procedure, as set forth in Appendix A, that the Client elects to use to transmit and authenticate an FT Instruction in lieu of a BBH Designated Security Procedure.

“Designated Security Procedure” refers, collectively, to Client Designated Security Procedures and BBH Designated Security Procedures.

“FT Instructions” refers to Instructions or Proper Instructions, as applicable and as defined in an applicable Agreement, made in the name of the Client in relation to a payment order as defined in UCC 4A, whether such payment order is a Fed wire payment order or other funds transfer, including a book transfer.

2.                   Execution of Payment Orders. BBH will execute each FT Instruction, whether denominated in United States dollars or other applicable currency, received by BBH, provided that the Client has sufficient available funds on deposit at BBH and provided that the FT Instruction: (a) is received by BBH in the manner specified herein; (b) complies with any written instructions and restrictions set forth in the APD; (c) is verified in accordance with a Designated Security Procedure; and (d) contains sufficient data to enable BBH to process such FT Instruction.

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3.                   Transmission of Payment Orders and Designated Security Procedures. An FT Instruction must be transmitted by secured or authenticated means; set forth in Appendix A are the “security procedures” within the meaning of UCC 4A for verifying the authenticity of payment orders within the meaning of UCC 4A. BBH offers to the Client BBH Designated Security Procedures which Client may elect from time to time in a separate election form (each an “Election Form”). Alternatively, the Client may elect in an Election Form to transmit an FT Instruction in accordance with a Client Designated Security Procedure. In electing to transmit an FT Instruction via a Client Designated Security Procedure, Client (a) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by BBH in compliance with such Client Designated Security Procedure, and (b) accepts the risk associated with such Client Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction. BBH may accept a Client Designated Security Procedure but takes no responsibility for the reasonableness or security of the means utilized by Client.

The Client and BBH agree that BBH will verify the authenticity of the Client’s FT Instructions pursuant to the Designated Security Procedures elected by the Client. Client agrees that, so long as BBH acts in good faith and complies with the Designated Security Procedure selected by the Client, an FT Instruction issued in the Client’s name and accepted by BBH in compliance with the Designated Security Procedure selected by the Client shall be binding on the Client and the Client shall be responsible for payment of the transferred amount, even if the transfer request was not actually initiated or authorized by the Client or its Authorized Person.

The Client may elect, in the Election Form, to choose the relevant Designated Security Procedures for FT Instructions for itself and each of Client’s Authorized Persons, or to permit its Authorized Persons to select the Designated Security Procedures such Authorized Person(s) will use for FT Instructions in an Election Form, in which case the Client agrees that any such selection by an Authorized Person shall be deemed to have been chosen by the Client, even if the Client had not chosen such Designated Security Procedure for its own use. The Client agrees that the totality of the Designated Security Procedures elected by the Client and its Authorized Persons are authorized by the Client for FT Instructions. Subject to any set-up requirements set forth in the Designated Security Procedure, a new, or changes to an existing, Election Form shall be effective once BBH has a reasonable opportunity to act thereon (which shall be not later than two (2) banking days after receipt by BBH).

4.                   Rejection of Payment Orders; Rescission of Designated Security Procedure. BBH will notify the Client of BBH’s rejection of an FT Instruction. Such notice may be given in writing, electronically (including via email, BBH’s online portal InfuseTM, etc.) or orally by telephone. In the event BBH fails to execute a properly executable FT Instruction and fails to give the Client notice of BBH’s non-execution, BBH shall be liable only for the Client’s actual damages and only to the extent that such damages are recoverable under UCC 4A. BBH may decide to no longer accept FT Instructions using a particular Designated Security Procedure, or to do so only on revised terms. In such a case, BBH will provide prior written notice to the Client or such Authorized Person of such decision or revision of terms.

5.                   Cancellation or Amendment of Payment Orders. The Client may cancel or amend an FT Instruction but BBH shall have no liability for BBH’s failure to act on a cancellation or amendment of an FT Instruction unless BBH has received such cancellation FT Instruction or amendment FT Instruction at a time and in a manner affording BBH reasonable opportunity to act prior to BBH’s execution of the original FT Instruction. Any cancellation or amendment of an FT Instruction shall be sent and verified by a Designated Security Procedure elected by the Client or an Authorized Person.

6.                   Preauthorized Repetitive Payment Orders. The Client may establish with BBH a process to preauthorize certain repetitive payments or transfers. The Client acknowledges that prior to the issuance of any repetitive payment order, an Authorized Person must (a) request that BBH approve and set-up an appropriate repetitive payment order, and (b) complete such documentation as BBH may require, including a separate Preauthorized Repetitive Payment Order (PPO) form. The PPO shall be delivered to BBH in writing through a Designated Security Procedure, and will become effective after (i) the PPO has been authenticated in the manner required under the Designated Security Procedure and (ii) BBH shall have had a reasonable opportunity to act thereon (which shall be no later than two (2) banking days after receipt by BBH). BBH will perform a callback in accordance with the Callback Procedure to verify the authorization and details of the payment order at the time an Authorized Person establishes the repetitive payment order, but shall not perform a callback (or other authentication) prior to executing an individual payment order thereunder.

The PPO may take the form of either:

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(i)	A standing instruction in which the Client provides in the PPO all required information for an FT Instruction (except for the transfer date and amount) on a “standing instructions” basis. The Client may from time-to-time instruct BBH to make a payment under the PPO, through a Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by BBH after execution of the PPO), details of the payment, the transfer date and the amount of the transfer. BBH will verify the authenticity of this standing instruction in a manner required under the Designated Security Procedure elected by the Client or Authorized Person (but will not perform a callback or other authentication prior to executing individual payments thereunder). An instruction from the Client confirming the transfer date and the amount to be paid pursuant to the PPO shall be an FT Instruction for purposes of this FTSA; or

(ii)	A recurring instruction in which the Client provides all required information for an FT Instruction with an instruction to process such payments with a specific frequency. Such a recurring instruction shall be an FT Instruction for purposes of this FTSA. BBH will not perform a callback prior to executing a payment under a recurring instruction.

7.	Errors in Payment Orders; Liability of the Parties. The purpose of using a Designated Security Procedure is to verify the authenticity of any FT Instruction and not to detect errors or omissions. Therefore, BBH is not responsible for detecting any Client error or omission contained in any FT Instruction. In the event that the FT Instruction either (a) identifies the beneficiary by both a name and an identifying bank or account number and the name and number identify different persons or entities, or (b) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, then execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by BBH or any bank in respect of such payment order may be made solely on the basis of the number.

BBH shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Client so notifies BBH within thirty (30) calendar days following the Client’s receipt of notice that such FT Instruction was processed. Any compensation payable in the form of interest shall be payable in accordance with UCC 4A. If BBH receives and acts upon an FT Instruction issued in the name of the Client that was not authorized by the Client, the liability of the parties will be governed by the applicable provisions of UCC 4A. Notwithstanding anything in this FTSA and the Agreements to the contrary, BBH shall in no event be liable for any consequential, indirect, special or punitive damages under this FTSA, including any loss of profits, whether or not such damages relate to services covered by UCC 4A, even if BBH was advised of the possibility of such damages.

8.       Cut-Off Time. If an FT Instruction is not received prior to BBH’s respective published deadline for funds transfers or is received on a non-banking day in the country of the currency instructed, it will be treated as received on the next banking day.

9.       Miscellaneous. The Client hereby agrees on behalf of itself and its Authorized Persons, including any respective agent, employee, or officer thereof, that BBH may (but has no obligation to) record, without further notice, telephone calls that relate to any FT Instruction. BBH does not recommend the sending of FT Instructions by facsimile, telephonic, e-mail or other Client Designated Security Procedure. In addition, to the extent the Client uses email to transmit FT Instructions or any other information under this FTSA, the Client is solely responsible to ensure emails are sent via secure means, such as by way of example only, via transport layer security. BY ELECTING TO SEND FT INSTRUCTIONS BY FACSIMILE, TELEPHONIC, E-MAIL OR OTHER CLIENT DESIGNATED SECURITY PROCEDURE, THE CLIENT ACKNOWLEDGES THAT THE LIMITATIONS OF LIABLITY APPLICABLE TO BBH, THE INDEMNIFICATION OBLIGATION, AND HOLD HARMLESS TERMS GIVEN BY THE CLIENT IN THIS FTSA AND IN THE AGREEMENTS INCLUDE ALL CLAIMS, LOSSES, DAMAGES AND COSTS (INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES) ARISING THEREFROM OR RELATING THERETO.

The Client hereby indemnifies BBH, and its respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this FTSA and the execution of any FT Instruction to the extent not covered under UCC 4A.

THIS FTSA SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE

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PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN. THE CLIENT IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FURTHERMORE, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS FTSA OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This FTSA, together with the Appendix A and Election Form (as may be amended from time to time), constitutes the entire agreement between the Client and BBH with respect to the subject matter hereof. Accordingly, this FTSA supersedes any other oral or written agreements heretofore in effect among the Client and BBH with respect to any funds transfers.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this FTSA to be duly executed as of the date first set forth above.

BROWN BROTHERS HARRIMAN & CO.	CAPITOL SERIES TRUST
By: /s/ Eruch A. Mody Name: Eruch A. Mody Title: Senior Vice President	By: /s/ Matthew Miller Name: Matthew Miller Title: President

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Appendix A

To The

FUNDS TRANSFER SERVICES AGREEMENT (“FTSA”)

Designated Security Procedures

Prior to the initiation of an FT Instruction, the Client will complete and sign an APD, in which the Client will provide to BBH: (a) required information about each Authorized Person, and (b) the entitlements granted to such person(s) by the Client. This Appendix A to the FTSA may be updated from time to time by BBH by electronic mail to the email address of any Authorized Person, in the event BBH determines it will no longer offer a particular Designated Security Procedure, will do so only on revised terms, or will offer a new Designated Security Procedure. The Client (or its Authorized Person(s)) will choose the Designated Security Procedure(s) in an Election Form. Terms not defined herein shall have the same meaning as set forth in the FTSA.

A.	BBH Designated Security Procedure. BBH offers the following BBH Designated Security Procedures to the Client for use in communicating FT Instructions to BBH:

1.       BBH Infuse™ Payment Products. The Client may submit FT Instructions through BBH Infuse™ Payment Products (or any successor thereto, “BBH Infuse”), which are BBH proprietary on-line payment order authorization facilities with built-in multi-factor authentication procedures. BBH and the Client shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Infuse. BBH will act on FT Instructions received through BBH Infuse without duty of further verification unless the Client notifies BBH that its password is not secure. Access to, and use of, BBH Infuse are subject to the terms and conditions available at: www.bbh.com/onlineterms, as updated from time to time and which are incorporated herein by reference.

2.       SWIFT (Society for Worldwide Interbank Financial Telecommunication) Transmission. The Client may submit FT Instructions through SWIFT. BBH and the Client shall comply with SWIFT’s authentication procedures. The Client is responsible for maintaining the confidentiality of passwords, codes and credentials, and for securing the systems and applications, used in connection with SWIFT authentication. BBH will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system until the Client notifies BBH in writing to cease acting on FT Instructions received via SWIFT.

3.       sFTP (Secure File Transmission Protocol). The Client may upload FT Instructions through a secure file transmission protocol (“sFTP”), which includes multi-factor authentication processes and encryption of the complete transmission. The Client is responsible for maintaining the confidentiality of passwords or other codes used in connection with sFTP. BBH will act on FT Instructions received through sFTP without duty of further verification unless the Client notifies BBH in writing that its credentials have been compromised. As a prerequisite to receiving FT Instructions via sFTP, BBH and the Client shall have conducted testing and confirmed that the FT Instructions sent via sFTP can be processed in good time and order; once such testing and confirmation is satisfactory to the Client and BBH, BBH will act on FT Instructions received via sFTP.

4.       Written Instruction with PIN Verified Callback. The Client may elect to send an FT Instruction that bears the signature of an Authorized Instructor (a) in an original writing to an address designated by BBH from time-to-time for such purposes, (b) by fax to a fax number designated by BBH from time-to-time for such purposes, or (c) in PDF format by email to an email address designated by BBH from time-to-time for such purposes. The authenticity of that FT Instruction shall be deemed conclusive if verified by BBH as follows:

(i)	Upon BBH’s receipt of the document containing the FT Instruction, BBH shall identify the name of the instructor to verify if it is a named Authorized Instructor. BBH shall rely on the purported identity of the instructor but will not perform signature verification;

(ii)	BBH will perform a callback to a telephone number set forth in the APD attributable to an Authorized Verifier during which the Authorized Verifier provides a personal identification
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number, one-time identification code, or password (collectively, a “PIN”) or other authentication information to verify that the FT Instruction is properly authorized and to verify certain FT Instruction details (such as the account name or number, the amount, and/or the beneficiaries account name or number) (such an authentication process, a “Callback Procedure”);

(iii)	If, however, (1) the FT Instruction does not on its face appear to originate from an Authorized Instructor (e.g., because the name of the instructor identified by BBH on the FT Instruction is not an Authorized Instructor) or (2) during the Callback Procedure, BBH is unable to reach an individual designated as an Authorized Verifier, or an Authorized Verifier cannot verify relevant FT Instruction details, BBH will reject the FT Instruction and shall notify the Client of the rejection (in accordance with the FTSA).

B.	Client Designated Security Procedure - Client may send an FT Instruction through such other means, and subject to such additional security procedures, as may be elected by Client (or by an Authorized Person), if such means is acknowledged and accepted by BBH via the issuance of an updated Appendix A to Client (or an Authorized Person) referencing the relevant procedure (each a “Client Designated Security Procedure”); it being understood that BBH’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by BBH as to the reasonableness or security of the means utilized by Client or such Authorized Person.

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FUNDS TRANSFER SERVICES AGREEMENT DESIGNATED SECURITY PROCEDURES ELECTION FORM

Reference is made to the Funds Transfer Services Agreement dated as of December 8 2021_ by and between Capitol Series Trust (the “Client”) and BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (“BBH”) (as amended, restated, supplemented, modified, and otherwise in effect from time to time, the “Agreement” or the “FTSA”). Terms not otherwise defined herein shall have the meanings accorded to them in the FTSA.

By making a selection or selections below by affirmatively marking a checkbox, the Client is agreeing to the security procedures, as more fully described in the FTSA related to such method (collectively, the “Designated Security Procedures”), each of which is designed to verify the authenticity of an FT Instruction. By not affirmatively marking a checkbox below, Client is excluding such Designated Security Procedure with respect to FT Instructions.

BBH Designated Security Procedures.

☒ BBH Infuse™ Payment Products.

☒ Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission.

☒ sFTP (Secure File Transmission Protocol).

☒ Written Instruction with PIN Verified Callback.

Client Designated Security Procedures.

Client agrees that there are currently no Client Designated Security Procedures selected.

Client Authorization / Agent Authorization.

Pursuant to Section 3 of the FTSA, the Client hereby confirms to BBH (select only one):

☐	that Client has chosen all the permitted Designated Security Procedures for FT Instructions for itself and Client’s Authorized Persons; or

☒	that Client’s Authorized Persons are permitted to select the Designated Security Procedures such Authorized Person will use for FT Instructions, Client acknowledges and consents to the Designated Security Procedure(s) selected by one or more such Authorized Person(s), and Client authorizes BBH to accept from such Authorized Person(s) the selection and use of such Designated Security Procedure or Designated Security Procedures.

IN WITNESS WHEREOF, the Client has caused this Election Form to be duly executed as of December 8, 2021.

CAPITOL SERIES TRUST

By: /s/ Matthew Miller

Name: Matthew Miller

Title: President

Date: December 9, 2021

8

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

Third Party Authorized Persons

Reference is made to the funds transfer services arrangements (the “FT Arrangements”) the undersigned’s underlying client Capitol Series Trust (the “Client”) has made with BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (“BBH”) under a funds transfer services agreement, custody agreement and/or any other agreement which governs Client’s use of funds transfers (the “Agreements”).

By making a selection or selections below by affirmatively marking a checkbox, the undersigned, as the Client’s third party authorized person (an “Authorized Person”), is agreeing to the security procedures as more fully described in Exhibit A attached hereto (collectively, the “Designated Security Procedures”), each of which is designed to verify the authenticity of a funds transfer instruction delivered to BBH (“FT Instruction(s)”). By not affirmatively marking a checkbox below, the undersigned Authorized Person is excluding such Designated Security Procedure with respect to FT Instructions.

BBH Designated Security Procedures.

☒ BBH Infuse™ Payment Products.

☒ Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission.

☒ sFTP (Secure File Transmission Protocol).

☒ Written Instruction with PIN Verified Callback.

Client Designated Security Procedures.

The undersigned Authorized Person agrees that there are currently no Client Designated Security Procedures selected.

IN WITNESS WHEREOF, each of the undersigned has caused this election form to be duly executed as of December 9, 2021_.

CLOCKWISE CAPITAL

By: __________________________________

Name:

Title:

Date:

9

Appendix A

To The

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

THIRD PARTY AUTHORIZED PERSONS

Designated Security Procedures

Prior to the initiation of an FT Instruction, the Authorized Person will complete and sign an APD (defined below), in which the Authorized Person will provide to BBH: (a) required information about each person authorized to act on behalf of the Authorized Person, and (b) the entitlements granted to such person(s) by the Authorized Person. This Appendix A to the Funds Transfer Designated Security Procedures Election Form (“Election Form”) may be updated from time to time by BBH by electronic mail to the email address of any Authorized Person, in the event BBH determines it will no longer offer a particular Designated Security Procedure, will do so only on revised terms, or will offer a new Designated Security Procedure. The Authorized Person(s) will choose the Designated Security Procedure(s) in an Election Form. Terms not defined herein shall have the same meaning as set forth in the Election Form.

A.	BBH Designated Security Procedure. BBH offers the following BBH Designated Security Procedures to the Authorized Person(s) for use in communicating FT Instructions to BBH:

1.	BBH Infuse™ Payment Products. The Authorized Person(s) may submit FT Instructions through BBH Infuse™ Payment Products (or any successor thereto, “BBH Infuse”), which are BBH proprietary on-line payment order authorization facilities with built-in multi-factor authentication procedures. BBH and the Authorized Person(s) shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Infuse. BBH will act on FT Instructions received through BBH Infuse without duty of further verification unless the Authorized Person(s) notifies BBH that its password is not secure. Access to, and use of, BBH Infuse are subject to the terms and conditions available at: www.bbh.com/onlineterms, as updated from time to time and which are incorporated herein by reference.

2.	Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission. The Authorized Person(s) may submit FT Instructions through SWIFT. BBH and the Authorized Person(s) shall comply with SWIFT’s authentication procedures. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords, codes and credentials, and for securing the systems and applications, used in connection with SWIFT authentication. BBH will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system until the Authorized Person(s) notifies BBH in writing to cease acting on FT Instructions received via SWIFT.

3.	sFTP (Secure File Transmission Protocol). The Authorized Person(s) may upload FT Instructions through a secure file transmission protocol (“sFTP”), which includes multi-factor authentication processes and encryption of the complete transmission. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords or other codes used in connection with sFTP. BBH will act on FT Instructions received through sFTP without duty of further verification unless the Authorized Person(s) notifies BBH in writing that its credentials have been compromised. As a prerequisite to receiving FT Instructions via sFTP, BBH and the Authorized Person(s) shall have conducted testing and confirmed that the FT Instructions sent via sFTP can be processed in good time and order; once such testing and confirmation is satisfactory to the Authorized Person(s) and BBH, BBH will act on FT Instructions received via sFTP.

4.	Written Instruction with PIN Verified Callback. The Authorized Person(s) may elect to send an FT Instruction that bears the signature of an Authorized Instructor (a) in an original writing to an address designated by BBH from time-to-time for such purposes, (b) by fax to a fax number designated by BBH from time-to-time for such purposes, or (c) in PDF format by email to an email address designated by BBH from time-to-time for such purposes. The authenticity of that FT Instruction shall be deemed conclusive if verified by BBH as follows:

(i) Upon BBH’s receipt of the document containing the FT Instruction, BBH shall identify the name of the instructor to verify if it is a named Authorized Instructor. BBH shall rely on the purported identity of the instructor but will not perform signature verification;

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(ii) BBH will perform a callback to a telephone number set forth in the APD attributable to an Authorized Verifier during which the Authorized Verifier provides a personal identification number, one-time identification code, or password (collectively, a “PIN”) or other authentication information to verify that the FT Instruction is properly authorized and to verify certain FT Instruction details (such as the account name or number, the amount, and/or the beneficiaries account name or number) (such an authentication process, a “Callback Procedure”); and

(iii) If, however, (1) the FT Instruction does not on its face appear to originate from an Authorized Instructor (e.g., because the name of the instructor identified by BBH on the FT Instruction is not an Authorized Instructor) or (2) during the Callback Procedure, BBH is unable to reach an individual designated as an Authorized Verifier, or an Authorized Verifier cannot verify relevant FT Instruction details, BBH will reject the FT Instruction and shall notify the Authorized Person(s) of the rejection.

B.	Client Designated Security Procedure – The Authorized Person(s) may send an FT Instruction through a Client Designated Security Procedure, in lieu of a BBH Designated Security Procedure.

As used herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined herein shall have the meanings accorded to them in the applicable Agreement.

“Authorized Instructors” refers to individuals designated by the Client or its agent in the APD as authorized to give FT Instructions.

“Authorized Person” refers collectively to any individual authorized by the Client or its agent to give (i.e., Authorized Instructor) and/or verify (i.e., Authorized Verifier) FT Instructions, on the relevant cash account as set forth in the APD.

“Authorized Persons Document” or “APD” means a form acceptable to BBH whereby the Client or its agent designates Authorized Person(s) and the entitlements the Client or its agent has granted such person(s) with respect to the relevant cash account. The APD includes the names, phone numbers, email addresses, and/or fax numbers of Authorized Instructors and/or Authorized Verifiers (as applicable), and any other information that BBH may require from time to time.

“Authorized Verifiers” refers to individuals designated by the Client or its agent in the APD as authorized to verify FT Instructions.

“BBH Designated Security Procedure” means the security procedures that BBH makes available to the Client as set forth in Appendix A attached hereto (as amended from time to time by BBH, “Appendix A”).

“Callback Procedure” has the meaning set forth in Appendix A.

“Client Designated Security Procedure” means an alternate security procedure, as set forth in Appendix A, that the Client elects to use to transmit and authenticate an FT Instruction in lieu of a BBH Designated Security Procedure, which is subject to additional security procedures, if such means is acknowledged by BBH via the issuance of an updated Appendix A to Client (and the Authorized Person) referencing the relevant procedure; it being understood that BBH’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by BBH as to the reasonableness or security of the means utilized by Client or such Authorized Person.

“Designated Security Procedure” refers, collectively, to Client Designated Security Procedures and BBH Designated Security Procedures.

“FT Instructions” refers to Instructions or Proper Instructions, as applicable, made in the name of the Client in relation to a payment order as defined in UCC 4A, whether such payment order is a Fed wire payment order or other funds transfers, including a book transfer.

11

Clockwise Capital

CMS INSTRUCTION

Brown Brothers Harriman & Co.

140 Broadway
New York, New York 10005

Ladies and Gentlemen:

Reference is made to a Custodian and Transfer Agent Agreement between the entities whose accounts are identified on Exhibit A (each such entity, a Client”) and Brown Brothers Harriman & Co. (“BBH”), dated December 8, 2021 (the “Custodian Agreement).

The undersigned investment adviser (the “Adviser”), on behalf of each Client, agrees to participate in the Brown Brothers Harriman & Co. Cash Management Services Sweep (“CMS Sweep”). The Adviser hereby instructs BBH to place, on each local business day (with respect to the applicable currencies, referred to herein as a “Business Day”), Client end-of-day demand deposit balances in the accounts and currencies identified in Exhibit A (“Excess Cash”) into overnight deposits (each, a “Deposit”) with one or more deposit institutions selected by the Adviser as set forth in Exhibit B, including BBH (the “Eligible Institutions”). Client acknowledges that BBH has other clients that participate in the CMS Sweep (together with Client, the “clients”) and that BBH can use the CMS Sweep to place BBH cash in Deposits.

The Adviser hereby instructs BBH to debit Excess Cash from each Client’s cash account(s) at the end of each Business Day, place the Excess Cash in the Deposits of one or more Eligible Institutions, and then credit Client’s cash account(s) after receipt from the Eligible Institution(s) of the Excess Cash the following Business Day. With respect to each Eligible Institution, Excess Cash debited from each Client’s cash account(s) will be placed in a pooled deposit designated as a client deposit, and will be marked on the books of the Eligible Institution as “Deposit for BBH RIC Customers” or similar name indicating BBH is acting in its capacity as agent for such clients. BBH will use sub-accounting to identify the principal and amount of interest each Client has earned and is payable with respect to each deposit placed with an Eligible Institution.

BBH will place each Client’s Excess Cash with an Eligible Institution based on, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, the amount of Excess Cash available, the Eligible Institutions willing to accept Deposits and the deposit-taking capacity of each Eligible Institution. BBH then randomly allocates each Client’s Excess Cash among that Business Day’s participating Eligible Institutions.

Each Business Day, BBH calculates a base rate of return with respect to each currency placed in a Deposit (“Base Rate”). This calculation takes into account a variety of factors, including but not limited to relevant overnight and short-term reference rates, the range of distribution between and among the interest rates paid by each Eligible Institution on their respective Deposits, and the weighted average distribution of interest rates on the Deposits. The net daily return to a Client is the Base Rate, less any then applicable commission charged by BBH to the Client and Client authorizes BBH to make such deductions. On a sweep to an Eligible Institution other than BBH (an agency sweep), BBH’s compensation is the commission, adjusted to reflect any difference between the Deposit yield and the Base Rate. On a sweep to BBH (a principal sweep), BBH earns as a bank of deposit.

At the request of the Adviser or other authorized party of the Client, BBH will credit earnings received (subject to deductions by BBH as authorized by Client in the above paragraph or as otherwise contemplated in connection with the custodian arrangement) on a daily or monthly basis or as otherwise agreed to with the Adviser or other authorized party of the Client. If monthly, BBH will post all daily client earnings to an omnibus demand deposit account (“Omnibus Deposit Account”). BBH will maintain records of the underlying ownership of each deposit representing the earnings due to each client and will transfer the value to each Client once each month or as otherwise instructed by the Adviser or other authorized party of the Client.  At all times, each Client’s balance in the Omnibus Deposit Account will constitute a general deposit obligation of BBH.

The Adviser, on behalf of each Client, acknowledges and agrees that:

1

(i)	The Adviser has full authority to execute this CMS Instruction on behalf of each Client. Each Client’s Board of Directors or Trustees, as the case may be, has made all determinations and each Client has received all approvals necessary to participate in the CMS Sweep and to hold cash in each account (identified in Exhibit A) with an Eligible Institution to which such Client’s Excess Cash is transferred pursuant to this CMS Instruction.

(ii)	This CMS Instruction is not in conflict with, or contrary to (a) any provision(s) of the Adviser’s or Client’s documents of formation, and any other corporate or publicly available documents, (b) any contractual agreement or arrangement that may apply to the Excess Cash, or (c) any legal requirements relating to the custody or management of Client assets.

(iii)	The Adviser is solely responsible for providing the information necessary for BBH to perform the services under this CMS Instruction and for assuring the adequacy, accuracy and timeliness of all such information, including, without limitation, any relevant investment limitations.

(iv)	The list of Eligible Institutions set forth in Exhibit B represents those deposit institutions with which BBH has arranged the capability to place Deposits. The Adviser, and not BBH, is solely responsible for selecting the Eligible Institutions, and adding or removing an Eligible Institution, in each case, based on the Adviser’s determination as to the credit quality of and other risks associated with the Eligible Institution. BBH makes no representation or warranty with respect to the credit quality or risks associated with any deposit institution other than BBH.

(v)	BBH can allocate Client’s Excess Cash to one, some or all of Client’s Eligible Institutions, including allocating all of Client’s Excess Cash to BBH, subject to, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, as well as the availability of deposit-taking capacity at each Eligible Institution.

(vi)	BBH is not liable to the Adviser or any Client for (a) any violation of a Client’s investment policies or guidelines, or of other limitations with respect to the Adviser’s or Client’s powers to invest, make expenditures, encumber securities, borrow or take similar actions affecting the Client, or (b) any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with, this CMS Instruction.

(vii)	The Eligible Institutions are not serving as Subcustodians or Securities Depositories (each term as defined in the Custodian Agreement) of BBH.

(viii)	This CMS Instruction (including the Exhibits thereto) is an Instruction (or Proper Instruction) (as defined in the Custodian Agreement) and all representations, warranties and covenants made by the Adviser and/or the Client in the Custodian Agreement with respect to an Instruction (or Proper Instruction) are incorporated herein. Each Deposit constitutes an Investment (as defined in the Custodian Agreement) subject to all provisions applicable to Investments in the Custodian Agreement. BBH’s services pursuant to this CMS Instruction do not constitute investment advice and BBH is not acting as an investment advisor.

(ix)	The Custodian Agreement’s indemnification provisions are applicable to any actions taken by, or omissions of, BBH under this CMS Instruction (as if each Client was a signatory to the Custodian Agreement and this CMS Instruction).

(x)	This CMS Instruction is a standing Instruction (or Proper Instruction), and the Adviser will notify BBH in writing of any and all amendments to this CMS Instruction, including but not limited to any changes to Exhibits A and B, which amendment will take effect on the next Business Day after BBH receives and accepts the written amendment.

(xi)	Notwithstanding any other provision in this CMS Instruction and without limiting the terms under the Custodian Agreement, in addition to the terms and conditions imposed by each Eligible Institution
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relative to its Deposits, Deposits placed in a particular jurisdiction, whether at BBH or one or more other Eligible Institutions, are subject to any and all risks associated with: opening an account (through BBH as agent) and holding cash in the relevant jurisdiction with one or more Eligible Institutions; creditor rights, banking, currency and related risks in that jurisdiction; and Country and Sovereign Risk (as each term is defined in the Custodian Agreement) in such jurisdiction. These risks are exclusively for, and at all times risks undertaken by, the Client.

(xii)	For all Eligible Institutions listed in Exhibit B (other than BBH), Excess Cash placed with any such Eligible Institution is not a liability of, or guaranteed by, BBH, and BBH is not responsible for any losses or other damages incurred by the Client, the Adviser or any shareholder of the Client in the event of the insolvency or failure of any such Eligible Institution, or as a result of delays in repayment of, or failure to pay, principal or interest. Any such losses or damages are exclusively and at all times those of the Client.

(xiii)	BBH conducts, or in the future may conduct, other activities and have other relationships with Eligible Institutions, and may place its own monies in Deposits at Eligible Institutions. Client may now, or in the future, enter into business relationships with the Eligible Institutions. Nothing in this CMS Instruction prevents BBH, the Adviser or the Client from entering into or maintaining such relationships with Eligible Institutions, even if they were to create an actual or potential conflict with the services provided or received pursuant to this CMS Instruction.

This CMS Instruction shall be construed in accordance with, and is governed by, the laws of the State of New York, without giving effect to the conflicts of laws of such state. In the event of a conflict between the terms of this CMS Instruction and the Custodian Agreement, this CMS Instruction will prevail. The undersigned irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan. The parties hereby waive the right to trial by jury in any judicial proceedings involving any matter in any way arising out of, related to, or connected with this CMS Instruction.

BBH may terminate the CMS Sweep, and the Adviser may terminate this CMS Instruction, in either case, by providing the other party with prior written notice. Termination will become effective one business day after receipt. Representations (i)-(iv), (vi), (ix), (xi)-(xiii) and the provisions in this CMS Instruction regarding governing law, jurisdiction and dispute resolution will survive the termination of this CMS Instruction. Notices contemplated by this Instruction shall be delivered in accordance with the Notice delivery provisions in the Custodian Agreement and shall be addressed, as follows:

If to Adviser: [________________] [________________] [________________] Telephone: [______] Attn: [___________]	If to Custodian: Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Telephone: (212) 493-1818 Attn: Treasury Department

CLOCKWISE CAPITAL

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

3

Exhibit A: List of Accounts and Currencies

	Account Name	Account Number	Currency
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

CLOCKWISE CAPITAL

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

4

Exhibit B – Eligible Institutions Selected by the Client

[TO BE PROVIDED BY BBH]

5

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

Third Party Authorized Persons

Reference is made to the funds transfer services arrangements (the “FT Arrangements”) the undersigned’s underlying client Capitol Series Trust (the “Client”) has made with BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (“BBH”) under a funds transfer services agreement, custody agreement and/or any other agreement which governs Client’s use of funds transfers (the “Agreements”).

By making a selection or selections below by affirmatively marking a checkbox, the undersigned, as the Client’s third party authorized person (an “Authorized Person”), is agreeing to the security procedures as more fully described in Exhibit A attached hereto (collectively, the “Designated Security Procedures”), each of which is designed to verify the authenticity of a funds transfer instruction delivered to BBH (“FT Instruction(s)”). By not affirmatively marking a checkbox below, the undersigned Authorized Person is excluding such Designated Security Procedure with respect to FT Instructions.

BBH Designated Security Procedures.

☒ BBH Infuse™ Payment Products.

☒ Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission.

☒ sFTP (Secure File Transmission Protocol).

☒ Written Instruction with PIN Verified Callback.

Client Designated Security Procedures.

The undersigned Authorized Person agrees that there are currently no Client Designated Security Procedures selected.

IN WITNESS WHEREOF, each of the undersigned has caused this election form to be duly executed as of December 9, 2021_.

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: __________________________________

Name:

Title:

Date:

6

Appendix A

To The

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

THIRD PARTY AUTHORIZED PERSONS

Designated Security Procedures

Prior to the initiation of an FT Instruction, the Authorized Person will complete and sign an APD (defined below), in which the Authorized Person will provide to BBH: (a) required information about each person authorized to act on behalf of the Authorized Person, and (b) the entitlements granted to such person(s) by the Authorized Person. This Appendix A to the Funds Transfer Designated Security Procedures Election Form (“Election Form”) may be updated from time to time by BBH by electronic mail to the email address of any Authorized Person, in the event BBH determines it will no longer offer a particular Designated Security Procedure, will do so only on revised terms, or will offer a new Designated Security Procedure. The Authorized Person(s) will choose the Designated Security Procedure(s) in an Election Form. Terms not defined herein shall have the same meaning as set forth in the Election Form.

C.	BBH Designated Security Procedure. BBH offers the following BBH Designated Security Procedures to the Authorized Person(s) for use in communicating FT Instructions to BBH:

5.	BBH Infuse™ Payment Products. The Authorized Person(s) may submit FT Instructions through BBH Infuse™ Payment Products (or any successor thereto, “BBH Infuse”), which are BBH proprietary on-line payment order authorization facilities with built-in multi-factor authentication procedures. BBH and the Authorized Person(s) shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Infuse. BBH will act on FT Instructions received through BBH Infuse without duty of further verification unless the Authorized Person(s) notifies BBH that its password is not secure. Access to, and use of, BBH Infuse are subject to the terms and conditions available at: www.bbh.com/onlineterms, as updated from time to time and which are incorporated herein by reference.

6.	Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission. The Authorized Person(s) may submit FT Instructions through SWIFT. BBH and the Authorized Person(s) shall comply with SWIFT’s authentication procedures. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords, codes and credentials, and for securing the systems and applications, used in connection with SWIFT authentication. BBH will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system until the Authorized Person(s) notifies BBH in writing to cease acting on FT Instructions received via SWIFT.

7.	sFTP (Secure File Transmission Protocol). The Authorized Person(s) may upload FT Instructions through a secure file transmission protocol (“sFTP”), which includes multi-factor authentication processes and encryption of the complete transmission. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords or other codes used in connection with sFTP. BBH will act on FT Instructions received through sFTP without duty of further verification unless the Authorized Person(s) notifies BBH in writing that its credentials have been compromised. As a prerequisite to receiving FT Instructions via sFTP, BBH and the Authorized Person(s) shall have conducted testing and confirmed that the FT Instructions sent via sFTP can be processed in good time and order; once such testing and confirmation is satisfactory to the Authorized Person(s) and BBH, BBH will act on FT Instructions received via sFTP.

8.	Written Instruction with PIN Verified Callback. The Authorized Person(s) may elect to send an FT Instruction that bears the signature of an Authorized Instructor (a) in an original writing to an address designated by BBH from time-to-time for such purposes, (b) by fax to a fax number designated by BBH from time-to-time for such purposes, or (c) in PDF format by email to an email address designated by BBH from time-to-time for such purposes. The authenticity of that FT Instruction shall be deemed conclusive if verified by BBH as follows:

(i) Upon BBH’s receipt of the document containing the FT Instruction, BBH shall identify the name of the instructor to verify if it is a named Authorized Instructor. BBH shall rely on the purported identity of the instructor but will not perform signature verification;

7

(ii) BBH will perform a callback to a telephone number set forth in the APD attributable to an Authorized Verifier during which the Authorized Verifier provides a personal identification number, one-time identification code, or password (collectively, a “PIN”) or other authentication information to verify that the FT Instruction is properly authorized and to verify certain FT Instruction details (such as the account name or number, the amount, and/or the beneficiaries account name or number) (such an authentication process, a “Callback Procedure”); and

(iii) If, however, (1) the FT Instruction does not on its face appear to originate from an Authorized Instructor (e.g., because the name of the instructor identified by BBH on the FT Instruction is not an Authorized Instructor) or (2) during the Callback Procedure, BBH is unable to reach an individual designated as an Authorized Verifier, or an Authorized Verifier cannot verify relevant FT Instruction details, BBH will reject the FT Instruction and shall notify the Authorized Person(s) of the rejection.

D.	Client Designated Security Procedure – The Authorized Person(s) may send an FT Instruction through a Client Designated Security Procedure, in lieu of a BBH Designated Security Procedure.

As used herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined herein shall have the meanings accorded to them in the applicable Agreement.

“Authorized Instructors” refers to individuals designated by the Client or its agent in the APD as authorized to give FT Instructions.

“Authorized Person” refers collectively to any individual authorized by the Client or its agent to give (i.e., Authorized Instructor) and/or verify (i.e., Authorized Verifier) FT Instructions, on the relevant cash account as set forth in the APD.

“Authorized Persons Document” or “APD” means a form acceptable to BBH whereby the Client or its agent designates Authorized Person(s) and the entitlements the Client or its agent has granted such person(s) with respect to the relevant cash account. The APD includes the names, phone numbers, email addresses, and/or fax numbers of Authorized Instructors and/or Authorized Verifiers (as applicable), and any other information that BBH may require from time to time.

“Authorized Verifiers” refers to individuals designated by the Client or its agent in the APD as authorized to verify FT Instructions.

“BBH Designated Security Procedure” means the security procedures that BBH makes available to the Client as set forth in Appendix A attached hereto (as amended from time to time by BBH, “Appendix A”).

“Callback Procedure” has the meaning set forth in Appendix A.

“Client Designated Security Procedure” means an alternate security procedure, as set forth in Appendix A, that the Client elects to use to transmit and authenticate an FT Instruction in lieu of a BBH Designated Security Procedure, which is subject to additional security procedures, if such means is acknowledged by BBH via the issuance of an updated Appendix A to Client (and the Authorized Person) referencing the relevant procedure; it being understood that BBH’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by BBH as to the reasonableness or security of the means utilized by Client or such Authorized Person.

“Designated Security Procedure” refers, collectively, to Client Designated Security Procedures and BBH Designated Security Procedures.

“FT Instructions” refers to Instructions or Proper Instructions, as applicable, made in the name of the Client in relation to a payment order as defined in UCC 4A, whether such payment order is a Fed wire payment order or other funds transfers, including a book transfer.

8

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

CMS INSTRUCTION

Brown Brothers Harriman & Co.

140 Broadway
New York, New York 10005

Ladies and Gentlemen:

Reference is made to a Custodian and Transfer Agent Agreement between the entities whose accounts are identified on Exhibit A (each such entity, a Client”) and Brown Brothers Harriman & Co. (“BBH”), dated December 8, 2021 (the “Custodian Agreement).

The undersigned investment adviser (the “Adviser”), on behalf of each Client, agrees to participate in the Brown Brothers Harriman & Co. Cash Management Services Sweep (“CMS Sweep”). The Adviser hereby instructs BBH to place, on each local business day (with respect to the applicable currencies, referred to herein as a “Business Day”), Client end-of-day demand deposit balances in the accounts and currencies identified in Exhibit A (“Excess Cash”) into overnight deposits (each, a “Deposit”) with one or more deposit institutions selected by the Adviser as set forth in Exhibit B, including BBH (the “Eligible Institutions”). Client acknowledges that BBH has other clients that participate in the CMS Sweep (together with Client, the “clients”) and that BBH can use the CMS Sweep to place BBH cash in Deposits.

The Adviser hereby instructs BBH to debit Excess Cash from each Client’s cash account(s) at the end of each Business Day, place the Excess Cash in the Deposits of one or more Eligible Institutions, and then credit Client’s cash account(s) after receipt from the Eligible Institution(s) of the Excess Cash the following Business Day. With respect to each Eligible Institution, Excess Cash debited from each Client’s cash account(s) will be placed in a pooled deposit designated as a client deposit, and will be marked on the books of the Eligible Institution as “Deposit for BBH RIC Customers” or similar name indicating BBH is acting in its capacity as agent for such clients. BBH will use sub-accounting to identify the principal and amount of interest each Client has earned and is payable with respect to each deposit placed with an Eligible Institution.

BBH will place each Client’s Excess Cash with an Eligible Institution based on, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, the amount of Excess Cash available, the Eligible Institutions willing to accept Deposits and the deposit-taking capacity of each Eligible Institution. BBH then randomly allocates each Client’s Excess Cash among that Business Day’s participating Eligible Institutions.

Each Business Day, BBH calculates a base rate of return with respect to each currency placed in a Deposit (“Base Rate”). This calculation takes into account a variety of factors, including but not limited to relevant overnight and short-term reference rates, the range of distribution between and among the interest rates paid by each Eligible Institution on their respective Deposits, and the weighted average distribution of interest rates on the Deposits. The net daily return to a Client is the Base Rate, less any then applicable commission charged by BBH to the Client and Client authorizes BBH to make such deductions. On a sweep to an Eligible Institution other than BBH (an agency sweep), BBH’s compensation is the commission, adjusted to reflect any difference between the Deposit yield and the Base Rate. On a sweep to BBH (a principal sweep), BBH earns as a bank of deposit.

At the request of the Adviser or other authorized party of the Client, BBH will credit earnings received (subject to deductions by BBH as authorized by Client in the above paragraph or as otherwise contemplated in connection with the custodian arrangement) on a daily or monthly basis or as otherwise agreed to with the Adviser or other authorized party of the Client. If monthly, BBH will post all daily client earnings to an omnibus demand deposit account (“Omnibus Deposit Account”). BBH will maintain records of the underlying ownership of each deposit representing the earnings due to each client and will transfer the value to each Client once each month or as otherwise instructed by the Adviser or other authorized party of the Client.  At all times, each Client’s balance in the Omnibus Deposit Account will constitute a general deposit obligation of BBH.

The Adviser, on behalf of each Client, acknowledges and agrees that:

1

(xiv)	The Adviser has full authority to execute this CMS Instruction on behalf of each Client. Each Client’s Board of Directors or Trustees, as the case may be, has made all determinations and each Client has received all approvals necessary to participate in the CMS Sweep and to hold cash in each account (identified in Exhibit A) with an Eligible Institution to which such Client’s Excess Cash is transferred pursuant to this CMS Instruction.

(xv)	This CMS Instruction is not in conflict with, or contrary to (a) any provision(s) of the Adviser’s or Client’s documents of formation, and any other corporate or publicly available documents, (b) any contractual agreement or arrangement that may apply to the Excess Cash, or (c) any legal requirements relating to the custody or management of Client assets.

(xvi)	The Adviser is solely responsible for providing the information necessary for BBH to perform the services under this CMS Instruction and for assuring the adequacy, accuracy and timeliness of all such information, including, without limitation, any relevant investment limitations.

(xvii)	The list of Eligible Institutions set forth in Exhibit B represents those deposit institutions with which BBH has arranged the capability to place Deposits. The Adviser, and not BBH, is solely responsible for selecting the Eligible Institutions, and adding or removing an Eligible Institution, in each case, based on the Adviser’s determination as to the credit quality of and other risks associated with the Eligible Institution. BBH makes no representation or warranty with respect to the credit quality or risks associated with any deposit institution other than BBH.

(xviii)	BBH can allocate Client’s Excess Cash to one, some or all of Client’s Eligible Institutions, including allocating all of Client’s Excess Cash to BBH, subject to, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, as well as the availability of deposit-taking capacity at each Eligible Institution.

(xix)	BBH is not liable to the Adviser or any Client for (a) any violation of a Client’s investment policies or guidelines, or of other limitations with respect to the Adviser’s or Client’s powers to invest, make expenditures, encumber securities, borrow or take similar actions affecting the Client, or (b) any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with, this CMS Instruction.

(xx)	The Eligible Institutions are not serving as Subcustodians or Securities Depositories (each term as defined in the Custodian Agreement) of BBH.

(xxi)	This CMS Instruction (including the Exhibits thereto) is an Instruction (or Proper Instruction) (as defined in the Custodian Agreement) and all representations, warranties and covenants made by the Adviser and/or the Client in the Custodian Agreement with respect to an Instruction (or Proper Instruction) are incorporated herein. Each Deposit constitutes an Investment (as defined in the Custodian Agreement) subject to all provisions applicable to Investments in the Custodian Agreement. BBH’s services pursuant to this CMS Instruction do not constitute investment advice and BBH is not acting as an investment advisor.

(xxii)	The Custodian Agreement’s indemnification provisions are applicable to any actions taken by, or omissions of, BBH under this CMS Instruction (as if each Client was a signatory to the Custodian Agreement and this CMS Instruction).

(xxiii)	This CMS Instruction is a standing Instruction (or Proper Instruction), and the Adviser will notify BBH in writing of any and all amendments to this CMS Instruction, including but not limited to any changes to Exhibits A and B, which amendment will take effect on the next Business Day after BBH receives and accepts the written amendment.

(xxiv)	Notwithstanding any other provision in this CMS Instruction and without limiting the terms under the Custodian Agreement, in addition to the terms and conditions imposed by each Eligible Institution
2

relative to its Deposits, Deposits placed in a particular jurisdiction, whether at BBH or one or more other Eligible Institutions, are subject to any and all risks associated with: opening an account (through BBH as agent) and holding cash in the relevant jurisdiction with one or more Eligible Institutions; creditor rights, banking, currency and related risks in that jurisdiction; and Country and Sovereign Risk (as each term is defined in the Custodian Agreement) in such jurisdiction. These risks are exclusively for, and at all times risks undertaken by, the Client.

(xxv)	For all Eligible Institutions listed in Exhibit B (other than BBH), Excess Cash placed with any such Eligible Institution is not a liability of, or guaranteed by, BBH, and BBH is not responsible for any losses or other damages incurred by the Client, the Adviser or any shareholder of the Client in the event of the insolvency or failure of any such Eligible Institution, or as a result of delays in repayment of, or failure to pay, principal or interest. Any such losses or damages are exclusively and at all times those of the Client.

(xxvi)	BBH conducts, or in the future may conduct, other activities and have other relationships with Eligible Institutions, and may place its own monies in Deposits at Eligible Institutions. Client may now, or in the future, enter into business relationships with the Eligible Institutions. Nothing in this CMS Instruction prevents BBH, the Adviser or the Client from entering into or maintaining such relationships with Eligible Institutions, even if they were to create an actual or potential conflict with the services provided or received pursuant to this CMS Instruction.

This CMS Instruction shall be construed in accordance with, and is governed by, the laws of the State of New York, without giving effect to the conflicts of laws of such state. In the event of a conflict between the terms of this CMS Instruction and the Custodian Agreement, this CMS Instruction will prevail. The undersigned irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan. The parties hereby waive the right to trial by jury in any judicial proceedings involving any matter in any way arising out of, related to, or connected with this CMS Instruction.

BBH may terminate the CMS Sweep, and the Adviser may terminate this CMS Instruction, in either case, by providing the other party with prior written notice. Termination will become effective one business day after receipt. Representations (i)-(iv), (vi), (ix), (xi)-(xiii) and the provisions in this CMS Instruction regarding governing law, jurisdiction and dispute resolution will survive the termination of this CMS Instruction. Notices contemplated by this Instruction shall be delivered in accordance with the Notice delivery provisions in the Custodian Agreement and shall be addressed, as follows:

If to Adviser: [________________] [________________] [________________] Telephone: [______] Attn: [___________]	If to Custodian: Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Telephone: (212) 493-1818 Attn: Treasury Department

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

3

Exhibit A: List of Accounts and Currencies

	Account Name	Account Number	Currency
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

4

Exhibit B – Eligible Institutions Selected by the Client

[TO BE PROVIDED BY BBH]

4

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

Third Party Authorized Persons

Reference is made to the funds transfer services arrangements (the “FT Arrangements”) the undersigned’s underlying client Capitol Series Trust (the “Client”) has made with BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (“BBH”) under a funds transfer services agreement, custody agreement and/or any other agreement which governs Client’s use of funds transfers (the “Agreements”).

By making a selection or selections below by affirmatively marking a checkbox, the undersigned, as the Client’s third party authorized person (an “Authorized Person”), is agreeing to the security procedures as more fully described in Exhibit A attached hereto (collectively, the “Designated Security Procedures”), each of which is designed to verify the authenticity of a funds transfer instruction delivered to BBH (“FT Instruction(s)”). By not affirmatively marking a checkbox below, the undersigned Authorized Person is excluding such Designated Security Procedure with respect to FT Instructions.

BBH Designated Security Procedures.

☒ BBH Infuse™ Payment Products.

☒ Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission.

☒ sFTP (Secure File Transmission Protocol).

☒ Written Instruction with PIN Verified Callback.

Client Designated Security Procedures.

The undersigned Authorized Person agrees that there are currently no Client Designated Security Procedures selected.

IN WITNESS WHEREOF, each of the undersigned has caused this election form to be duly executed as of December 9, 2021_.

CLOCKWISE CAPITAL

By: __________________________________

Name:

Title:

Date:

Appendix A

To The

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

THIRD PARTY AUTHORIZED PERSONS

Designated Security Procedures

Prior to the initiation of an FT Instruction, the Authorized Person will complete and sign an APD (defined below), in which the Authorized Person will provide to BBH: (a) required information about each person authorized to act on behalf of the Authorized Person, and (b) the entitlements granted to such person(s) by the Authorized Person. This Appendix A to the Funds Transfer Designated Security Procedures Election Form (“Election Form”) may be updated from time to time by BBH by electronic mail to the email address of any Authorized Person, in the event BBH determines it will no longer offer a particular Designated Security Procedure, will do so only on revised terms, or will offer a new Designated Security Procedure. The Authorized Person(s) will choose the Designated Security Procedure(s) in an Election Form. Terms not defined herein shall have the same meaning as set forth in the Election Form.

A.	BBH Designated Security Procedure. BBH offers the following BBH Designated Security Procedures to the Authorized Person(s) for use in communicating FT Instructions to BBH:

1.	BBH Infuse™ Payment Products. The Authorized Person(s) may submit FT Instructions through BBH Infuse™ Payment Products (or any successor thereto, “BBH Infuse”), which are BBH proprietary on-line payment order authorization facilities with built-in multi-factor authentication procedures. BBH and the Authorized Person(s) shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Infuse. BBH will act on FT Instructions received through BBH Infuse without duty of further verification unless the Authorized Person(s) notifies BBH that its password is not secure. Access to, and use of, BBH Infuse are subject to the terms and conditions available at: www.bbh.com/onlineterms, as updated from time to time and which are incorporated herein by reference.

2.	Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission. The Authorized Person(s) may submit FT Instructions through SWIFT. BBH and the Authorized Person(s) shall comply with SWIFT’s authentication procedures. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords, codes and credentials, and for securing the systems and applications, used in connection with SWIFT authentication. BBH will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system until the Authorized Person(s) notifies BBH in writing to cease acting on FT Instructions received via SWIFT.

3.	sFTP (Secure File Transmission Protocol). The Authorized Person(s) may upload FT Instructions through a secure file transmission protocol (“sFTP”), which includes multi-factor authentication processes and encryption of the complete transmission. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords or other codes used in connection with sFTP. BBH will act on FT Instructions received through sFTP without duty of further verification unless the Authorized Person(s) notifies BBH in writing that its credentials have been compromised. As a prerequisite to receiving FT Instructions via sFTP, BBH and the Authorized Person(s) shall have conducted testing and confirmed that the FT Instructions sent via sFTP can be processed in good time and order; once such testing and confirmation is satisfactory to the Authorized Person(s) and BBH, BBH will act on FT Instructions received via sFTP.

4.	Written Instruction with PIN Verified Callback. The Authorized Person(s) may elect to send an FT Instruction that bears the signature of an Authorized Instructor (a) in an original writing to an address designated by BBH from time-to-time for such purposes, (b) by fax to a fax number designated by BBH from time-to-time for such purposes, or (c) in PDF format by email to an email address designated by BBH from time-to-time for such purposes. The authenticity of that FT Instruction shall be deemed conclusive if verified by BBH as follows:

(i) Upon BBH’s receipt of the document containing the FT Instruction, BBH shall identify the name of the instructor to verify if it is a named Authorized Instructor. BBH shall rely on the purported identity of the instructor but will not perform signature verification;

(ii) BBH will perform a callback to a telephone number set forth in the APD attributable to an Authorized Verifier during which the Authorized Verifier provides a personal identification number, one-time identification code, or password (collectively, a “PIN”) or other authentication information to verify that the FT Instruction is properly authorized and to verify certain FT Instruction details (such as the account name or number, the amount, and/or the beneficiaries account name or number) (such an authentication process, a “Callback Procedure”); and

(iii) If, however, (1) the FT Instruction does not on its face appear to originate from an Authorized Instructor (e.g., because the name of the instructor identified by BBH on the FT Instruction is not an Authorized Instructor) or (2) during the Callback Procedure, BBH is unable to reach an individual designated as an Authorized Verifier, or an Authorized Verifier cannot verify relevant FT Instruction details, BBH will reject the FT Instruction and shall notify the Authorized Person(s) of the rejection.

B.	Client Designated Security Procedure – The Authorized Person(s) may send an FT Instruction through a Client Designated Security Procedure, in lieu of a BBH Designated Security Procedure.

As used herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined herein shall have the meanings accorded to them in the applicable Agreement.

“Authorized Instructors” refers to individuals designated by the Client or its agent in the APD as authorized to give FT Instructions.

“Authorized Person” refers collectively to any individual authorized by the Client or its agent to give (i.e., Authorized Instructor) and/or verify (i.e., Authorized Verifier) FT Instructions, on the relevant cash account as set forth in the APD.

“Authorized Persons Document” or “APD” means a form acceptable to BBH whereby the Client or its agent designates Authorized Person(s) and the entitlements the Client or its agent has granted such person(s) with respect to the relevant cash account. The APD includes the names, phone numbers, email addresses, and/or fax numbers of Authorized Instructors and/or Authorized Verifiers (as applicable), and any other information that BBH may require from time to time.

“Authorized Verifiers” refers to individuals designated by the Client or its agent in the APD as authorized to verify FT Instructions.

“BBH Designated Security Procedure” means the security procedures that BBH makes available to the Client as set forth in Appendix A attached hereto (as amended from time to time by BBH, “Appendix A”).

“Callback Procedure” has the meaning set forth in Appendix A.

“Client Designated Security Procedure” means an alternate security procedure, as set forth in Appendix A, that the Client elects to use to transmit and authenticate an FT Instruction in lieu of a BBH Designated Security Procedure, which is subject to additional security procedures, if such means is acknowledged by BBH via the issuance of an updated Appendix A to Client (and the Authorized Person) referencing the relevant procedure; it being understood that BBH’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by BBH as to the reasonableness or security of the means utilized by Client or such Authorized Person.

“Designated Security Procedure” refers, collectively, to Client Designated Security Procedures and BBH Designated Security Procedures.

“FT Instructions” refers to Instructions or Proper Instructions, as applicable, made in the name of the Client in relation to a payment order as defined in UCC 4A, whether such payment order is a Fed wire payment order or other funds transfers, including a book transfer.

Clockwise Capital

CMS INSTRUCTION

Brown Brothers Harriman & Co.

140 Broadway
New York, New York 10005

Ladies and Gentlemen:

Reference is made to a Custodian and Transfer Agent Agreement between the entities whose accounts are identified on Exhibit A (each such entity, a Client”) and Brown Brothers Harriman & Co. (“BBH”), dated December 8, 2021 (the “Custodian Agreement).

The undersigned investment adviser (the “Adviser”), on behalf of each Client, agrees to participate in the Brown Brothers Harriman & Co. Cash Management Services Sweep (“CMS Sweep”). The Adviser hereby instructs BBH to place, on each local business day (with respect to the applicable currencies, referred to herein as a “Business Day”), Client end-of-day demand deposit balances in the accounts and currencies identified in Exhibit A (“Excess Cash”) into overnight deposits (each, a “Deposit”) with one or more deposit institutions selected by the Adviser as set forth in Exhibit B, including BBH (the “Eligible Institutions”). Client acknowledges that BBH has other clients that participate in the CMS Sweep (together with Client, the “clients”) and that BBH can use the CMS Sweep to place BBH cash in Deposits.

The Adviser hereby instructs BBH to debit Excess Cash from each Client’s cash account(s) at the end of each Business Day, place the Excess Cash in the Deposits of one or more Eligible Institutions, and then credit Client’s cash account(s) after receipt from the Eligible Institution(s) of the Excess Cash the following Business Day. With respect to each Eligible Institution, Excess Cash debited from each Client’s cash account(s) will be placed in a pooled deposit designated as a client deposit, and will be marked on the books of the Eligible Institution as “Deposit for BBH RIC Customers” or similar name indicating BBH is acting in its capacity as agent for such clients. BBH will use sub-accounting to identify the principal and amount of interest each Client has earned and is payable with respect to each deposit placed with an Eligible Institution.

BBH will place each Client’s Excess Cash with an Eligible Institution based on, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, the amount of Excess Cash available, the Eligible Institutions willing to accept Deposits and the deposit-taking capacity of each Eligible Institution. BBH then randomly allocates each Client’s Excess Cash among that Business Day’s participating Eligible Institutions.

Each Business Day, BBH calculates a base rate of return with respect to each currency placed in a Deposit (“Base Rate”). This calculation takes into account a variety of factors, including but not limited to relevant overnight and short-term reference rates, the range of distribution between and among the interest rates paid by each Eligible Institution on their respective Deposits, and the weighted average distribution of interest rates on the Deposits. The net daily return to a Client is the Base Rate, less any then applicable commission charged by BBH to the Client and Client authorizes BBH to make such deductions. On a sweep to an Eligible Institution other than BBH (an agency sweep), BBH’s compensation is the commission, adjusted to reflect any difference between the Deposit yield and the Base Rate. On a sweep to BBH (a principal sweep), BBH earns as a bank of deposit.

At the request of the Adviser or other authorized party of the Client, BBH will credit earnings received (subject to deductions by BBH as authorized by Client in the above paragraph or as otherwise contemplated in connection with the custodian arrangement) on a daily or monthly basis or as otherwise agreed to with the Adviser or other authorized party of the Client. If monthly, BBH will post all daily client earnings to an omnibus demand deposit account (“Omnibus Deposit Account”). BBH will maintain records of the underlying ownership of each deposit representing the earnings due to each client and will transfer the value to each Client once each month or as otherwise instructed by the Adviser or other authorized party of the Client.  At all times, each Client’s balance in the Omnibus Deposit Account will constitute a general deposit obligation of BBH.

The Adviser, on behalf of each Client, acknowledges and agrees that:

(i)	The Adviser has full authority to execute this CMS Instruction on behalf of each Client. Each Client’s Board of Directors or Trustees, as the case may be, has made all determinations and each Client has received all approvals necessary to participate in the CMS Sweep and to hold cash in each account (identified in Exhibit A) with an Eligible Institution to which such Client’s Excess Cash is transferred pursuant to this CMS Instruction.

(ii)	This CMS Instruction is not in conflict with, or contrary to (a) any provision(s) of the Adviser’s or Client’s documents of formation, and any other corporate or publicly available documents, (b) any contractual agreement or arrangement that may apply to the Excess Cash, or (c) any legal requirements relating to the custody or management of Client assets.

(iii)	The Adviser is solely responsible for providing the information necessary for BBH to perform the services under this CMS Instruction and for assuring the adequacy, accuracy and timeliness of all such information, including, without limitation, any relevant investment limitations.

(iv)	The list of Eligible Institutions set forth in Exhibit B represents those deposit institutions with which BBH has arranged the capability to place Deposits. The Adviser, and not BBH, is solely responsible for selecting the Eligible Institutions, and adding or removing an Eligible Institution, in each case, based on the Adviser’s determination as to the credit quality of and other risks associated with the Eligible Institution. BBH makes no representation or warranty with respect to the credit quality or risks associated with any deposit institution other than BBH.

(v)	BBH can allocate Client’s Excess Cash to one, some or all of Client’s Eligible Institutions, including allocating all of Client’s Excess Cash to BBH, subject to, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, as well as the availability of deposit-taking capacity at each Eligible Institution.

(vi)	BBH is not liable to the Adviser or any Client for (a) any violation of a Client’s investment policies or guidelines, or of other limitations with respect to the Adviser’s or Client’s powers to invest, make expenditures, encumber securities, borrow or take similar actions affecting the Client, or (b) any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with, this CMS Instruction.

(vii)	The Eligible Institutions are not serving as Subcustodians or Securities Depositories (each term as defined in the Custodian Agreement) of BBH.

(viii)	This CMS Instruction (including the Exhibits thereto) is an Instruction (or Proper Instruction) (as defined in the Custodian Agreement) and all representations, warranties and covenants made by the Adviser and/or the Client in the Custodian Agreement with respect to an Instruction (or Proper Instruction) are incorporated herein. Each Deposit constitutes an Investment (as defined in the Custodian Agreement) subject to all provisions applicable to Investments in the Custodian Agreement. BBH’s services pursuant to this CMS Instruction do not constitute investment advice and BBH is not acting as an investment advisor.

(ix)	The Custodian Agreement’s indemnification provisions are applicable to any actions taken by, or omissions of, BBH under this CMS Instruction (as if each Client was a signatory to the Custodian Agreement and this CMS Instruction).

(x)	This CMS Instruction is a standing Instruction (or Proper Instruction), and the Adviser will notify BBH in writing of any and all amendments to this CMS Instruction, including but not limited to any changes to Exhibits A and B, which amendment will take effect on the next Business Day after BBH receives and accepts the written amendment.

(xi)	Notwithstanding any other provision in this CMS Instruction and without limiting the terms under the Custodian Agreement, in addition to the terms and conditions imposed by each Eligible Institution relative to its Deposits, Deposits placed in a particular jurisdiction, whether at BBH or one or more other Eligible Institutions, are subject to any and all risks associated with: opening an account (through BBH as agent) and holding cash in the relevant jurisdiction with one or more Eligible Institutions; creditor rights, banking, currency and related risks in that jurisdiction; and Country and Sovereign Risk (as each term is defined in the Custodian Agreement) in such jurisdiction. These risks are exclusively for, and at all times risks undertaken by, the Client.

(xii)	For all Eligible Institutions listed in Exhibit B (other than BBH), Excess Cash placed with any such Eligible Institution is not a liability of, or guaranteed by, BBH, and BBH is not responsible for any losses or other damages incurred by the Client, the Adviser or any shareholder of the Client in the event of the insolvency or failure of any such Eligible Institution, or as a result of delays in repayment of, or failure to pay, principal or interest. Any such losses or damages are exclusively and at all times those of the Client.

(xiii)	BBH conducts, or in the future may conduct, other activities and have other relationships with Eligible Institutions, and may place its own monies in Deposits at Eligible Institutions. Client may now, or in the future, enter into business relationships with the Eligible Institutions. Nothing in this CMS Instruction prevents BBH, the Adviser or the Client from entering into or maintaining such relationships with Eligible Institutions, even if they were to create an actual or potential conflict with the services provided or received pursuant to this CMS Instruction.

This CMS Instruction shall be construed in accordance with, and is governed by, the laws of the State of New York, without giving effect to the conflicts of laws of such state. In the event of a conflict between the terms of this CMS Instruction and the Custodian Agreement, this CMS Instruction will prevail. The undersigned irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan. The parties hereby waive the right to trial by jury in any judicial proceedings involving any matter in any way arising out of, related to, or connected with this CMS Instruction.

BBH may terminate the CMS Sweep, and the Adviser may terminate this CMS Instruction, in either case, by providing the other party with prior written notice. Termination will become effective one business day after receipt. Representations (i)-(iv), (vi), (ix), (xi)-(xiii) and the provisions in this CMS Instruction regarding governing law, jurisdiction and dispute resolution will survive the termination of this CMS Instruction. Notices contemplated by this Instruction shall be delivered in accordance with the Notice delivery provisions in the Custodian Agreement and shall be addressed, as follows:

If to Adviser: [________________] [________________] [________________] Telephone: [______] Attn: [___________]	If to Custodian: Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Telephone: (212) 493-1818 Attn: Treasury Department

CLOCKWISE CAPITAL

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

Exhibit A: List of Accounts and Currencies

	Account Name	Account Number	Currency
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

CLOCKWISE CAPITAL

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

Exhibit B – Eligible Institutions Selected by the Client

[TO BE PROVIDED BY BBH]

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

Third Party Authorized Persons

Reference is made to the funds transfer services arrangements (the “FT Arrangements”) the undersigned’s underlying client Capitol Series Trust (the “Client”) has made with BROWN BROTHERS HARRIMAN & CO. and/or any of its affiliates (“BBH”) under a funds transfer services agreement, custody agreement and/or any other agreement which governs Client’s use of funds transfers (the “Agreements”).

By making a selection or selections below by affirmatively marking a checkbox, the undersigned, as the Client’s third party authorized person (an “Authorized Person”), is agreeing to the security procedures as more fully described in Exhibit A attached hereto (collectively, the “Designated Security Procedures”), each of which is designed to verify the authenticity of a funds transfer instruction delivered to BBH (“FT Instruction(s)”). By not affirmatively marking a checkbox below, the undersigned Authorized Person is excluding such Designated Security Procedure with respect to FT Instructions.

BBH Designated Security Procedures.

☒ BBH Infuse™ Payment Products.

☒ Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission.

☒ sFTP (Secure File Transmission Protocol).

☒ Written Instruction with PIN Verified Callback.

Client Designated Security Procedures.

The undersigned Authorized Person agrees that there are currently no Client Designated Security Procedures selected.

IN WITNESS WHEREOF, each of the undersigned has caused this election form to be duly executed as of December 9, 2021_.

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: __________________________________

Name:

Title:

Date:

Appendix A

To The

FUNDS TRANSFER DESIGNATED SECURITY PROCEDURES ELECTION FORM

THIRD PARTY AUTHORIZED PERSONS

Designated Security Procedures

Prior to the initiation of an FT Instruction, the Authorized Person will complete and sign an APD (defined below), in which the Authorized Person will provide to BBH: (a) required information about each person authorized to act on behalf of the Authorized Person, and (b) the entitlements granted to such person(s) by the Authorized Person. This Appendix A to the Funds Transfer Designated Security Procedures Election Form (“Election Form”) may be updated from time to time by BBH by electronic mail to the email address of any Authorized Person, in the event BBH determines it will no longer offer a particular Designated Security Procedure, will do so only on revised terms, or will offer a new Designated Security Procedure. The Authorized Person(s) will choose the Designated Security Procedure(s) in an Election Form. Terms not defined herein shall have the same meaning as set forth in the Election Form.

A.	BBH Designated Security Procedure. BBH offers the following BBH Designated Security Procedures to the Authorized Person(s) for use in communicating FT Instructions to BBH:

1.	BBH Infuse™ Payment Products. The Authorized Person(s) may submit FT Instructions through BBH Infuse™ Payment Products (or any successor thereto, “BBH Infuse”), which are BBH proprietary on-line payment order authorization facilities with built-in multi-factor authentication procedures. BBH and the Authorized Person(s) shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Infuse. BBH will act on FT Instructions received through BBH Infuse without duty of further verification unless the Authorized Person(s) notifies BBH that its password is not secure. Access to, and use of, BBH Infuse are subject to the terms and conditions available at: www.bbh.com/onlineterms, as updated from time to time and which are incorporated herein by reference.

2.	Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) Transmission. The Authorized Person(s) may submit FT Instructions through SWIFT. BBH and the Authorized Person(s) shall comply with SWIFT’s authentication procedures. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords, codes and credentials, and for securing the systems and applications, used in connection with SWIFT authentication. BBH will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system until the Authorized Person(s) notifies BBH in writing to cease acting on FT Instructions received via SWIFT.

3.	sFTP (Secure File Transmission Protocol). The Authorized Person(s) may upload FT Instructions through a secure file transmission protocol (“sFTP”), which includes multi-factor authentication processes and encryption of the complete transmission. The Authorized Person(s) is responsible for maintaining the confidentiality of passwords or other codes used in connection with sFTP. BBH will act on FT Instructions received through sFTP without duty of further verification unless the Authorized Person(s) notifies BBH in writing that its credentials have been compromised. As a prerequisite to receiving FT Instructions via sFTP, BBH and the Authorized Person(s) shall have conducted testing and confirmed that the FT Instructions sent via sFTP can be processed in good time and order; once such testing and confirmation is satisfactory to the Authorized Person(s) and BBH, BBH will act on FT Instructions received via sFTP.

4.	Written Instruction with PIN Verified Callback. The Authorized Person(s) may elect to send an FT Instruction that bears the signature of an Authorized Instructor (a) in an original writing to an address designated by BBH from time-to-time for such purposes, (b) by fax to a fax number designated by BBH from time-to-time for such purposes, or (c) in PDF format by email to an email address designated by BBH from time-to-time for such purposes. The authenticity of that FT Instruction shall be deemed conclusive if verified by BBH as follows:

(i) Upon BBH’s receipt of the document containing the FT Instruction, BBH shall identify the name of the instructor to verify if it is a named Authorized Instructor. BBH shall rely on the purported identity of the instructor but will not perform signature verification;

(ii) BBH will perform a callback to a telephone number set forth in the APD attributable to an Authorized Verifier during which the Authorized Verifier provides a personal identification number, one-time identification code, or password (collectively, a “PIN”) or other authentication information to verify that the FT Instruction is properly authorized and to verify certain FT Instruction details (such as the account name or number, the amount, and/or the beneficiaries account name or number) (such an authentication process, a “Callback Procedure”); and

(iii) If, however, (1) the FT Instruction does not on its face appear to originate from an Authorized Instructor (e.g., because the name of the instructor identified by BBH on the FT Instruction is not an Authorized Instructor) or (2) during the Callback Procedure, BBH is unable to reach an individual designated as an Authorized Verifier, or an Authorized Verifier cannot verify relevant FT Instruction details, BBH will reject the FT Instruction and shall notify the Authorized Person(s) of the rejection.

B.	Client Designated Security Procedure – The Authorized Person(s) may send an FT Instruction through a Client Designated Security Procedure, in lieu of a BBH Designated Security Procedure.

As used herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined herein shall have the meanings accorded to them in the applicable Agreement.

“Authorized Instructors” refers to individuals designated by the Client or its agent in the APD as authorized to give FT Instructions.

“Authorized Person” refers collectively to any individual authorized by the Client or its agent to give (i.e., Authorized Instructor) and/or verify (i.e., Authorized Verifier) FT Instructions, on the relevant cash account as set forth in the APD.

“Authorized Persons Document” or “APD” means a form acceptable to BBH whereby the Client or its agent designates Authorized Person(s) and the entitlements the Client or its agent has granted such person(s) with respect to the relevant cash account. The APD includes the names, phone numbers, email addresses, and/or fax numbers of Authorized Instructors and/or Authorized Verifiers (as applicable), and any other information that BBH may require from time to time.

“Authorized Verifiers” refers to individuals designated by the Client or its agent in the APD as authorized to verify FT Instructions.

“BBH Designated Security Procedure” means the security procedures that BBH makes available to the Client as set forth in Appendix A attached hereto (as amended from time to time by BBH, “Appendix A”).

“Callback Procedure” has the meaning set forth in Appendix A.

“Client Designated Security Procedure” means an alternate security procedure, as set forth in Appendix A, that the Client elects to use to transmit and authenticate an FT Instruction in lieu of a BBH Designated Security Procedure, which is subject to additional security procedures, if such means is acknowledged by BBH via the issuance of an updated Appendix A to Client (and the Authorized Person) referencing the relevant procedure; it being understood that BBH’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by BBH as to the reasonableness or security of the means utilized by Client or such Authorized Person.

“Designated Security Procedure” refers, collectively, to Client Designated Security Procedures and BBH Designated Security Procedures.

“FT Instructions” refers to Instructions or Proper Instructions, as applicable, made in the name of the Client in relation to a payment order as defined in UCC 4A, whether such payment order is a Fed wire payment order or other funds transfers, including a book transfer.

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

CMS INSTRUCTION

Brown Brothers Harriman & Co.

140 Broadway
New York, New York 10005

Ladies and Gentlemen:

Reference is made to a Custodian and Transfer Agent Agreement between the entities whose accounts are identified on Exhibit A (each such entity, a Client”) and Brown Brothers Harriman & Co. (“BBH”), dated December 8, 2021 (the “Custodian Agreement).

The undersigned investment adviser (the “Adviser”), on behalf of each Client, agrees to participate in the Brown Brothers Harriman & Co. Cash Management Services Sweep (“CMS Sweep”). The Adviser hereby instructs BBH to place, on each local business day (with respect to the applicable currencies, referred to herein as a “Business Day”), Client end-of-day demand deposit balances in the accounts and currencies identified in Exhibit A (“Excess Cash”) into overnight deposits (each, a “Deposit”) with one or more deposit institutions selected by the Adviser as set forth in Exhibit B, including BBH (the “Eligible Institutions”). Client acknowledges that BBH has other clients that participate in the CMS Sweep (together with Client, the “clients”) and that BBH can use the CMS Sweep to place BBH cash in Deposits.

The Adviser hereby instructs BBH to debit Excess Cash from each Client’s cash account(s) at the end of each Business Day, place the Excess Cash in the Deposits of one or more Eligible Institutions, and then credit Client’s cash account(s) after receipt from the Eligible Institution(s) of the Excess Cash the following Business Day. With respect to each Eligible Institution, Excess Cash debited from each Client’s cash account(s) will be placed in a pooled deposit designated as a client deposit, and will be marked on the books of the Eligible Institution as “Deposit for BBH RIC Customers” or similar name indicating BBH is acting in its capacity as agent for such clients. BBH will use sub-accounting to identify the principal and amount of interest each Client has earned and is payable with respect to each deposit placed with an Eligible Institution.

BBH will place each Client’s Excess Cash with an Eligible Institution based on, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, the amount of Excess Cash available, the Eligible Institutions willing to accept Deposits and the deposit-taking capacity of each Eligible Institution. BBH then randomly allocates each Client’s Excess Cash among that Business Day’s participating Eligible Institutions.

Each Business Day, BBH calculates a base rate of return with respect to each currency placed in a Deposit (“Base Rate”). This calculation takes into account a variety of factors, including but not limited to relevant overnight and short-term reference rates, the range of distribution between and among the interest rates paid by each Eligible Institution on their respective Deposits, and the weighted average distribution of interest rates on the Deposits. The net daily return to a Client is the Base Rate, less any then applicable commission charged by BBH to the Client and Client authorizes BBH to make such deductions. On a sweep to an Eligible Institution other than BBH (an agency sweep), BBH’s compensation is the commission, adjusted to reflect any difference between the Deposit yield and the Base Rate. On a sweep to BBH (a principal sweep), BBH earns as a bank of deposit.

At the request of the Adviser or other authorized party of the Client, BBH will credit earnings received (subject to deductions by BBH as authorized by Client in the above paragraph or as otherwise contemplated in connection with the custodian arrangement) on a daily or monthly basis or as otherwise agreed to with the Adviser or other authorized party of the Client. If monthly, BBH will post all daily client earnings to an omnibus demand deposit account (“Omnibus Deposit Account”). BBH will maintain records of the underlying ownership of each deposit representing the earnings due to each client and will transfer the value to each Client once each month or as otherwise instructed by the Adviser or other authorized party of the Client.  At all times, each Client’s balance in the Omnibus Deposit Account will constitute a general deposit obligation of BBH.

The Adviser, on behalf of each Client, acknowledges and agrees that:

(i)	The Adviser has full authority to execute this CMS Instruction on behalf of each Client. Each Client’s Board of Directors or Trustees, as the case may be, has made all determinations and each Client has received all approvals necessary to participate in the CMS Sweep and to hold cash in each account (identified in Exhibit A) with an Eligible Institution to which such Client’s Excess Cash is transferred pursuant to this CMS Instruction.

(ii)	This CMS Instruction is not in conflict with, or contrary to (a) any provision(s) of the Adviser’s or Client’s documents of formation, and any other corporate or publicly available documents, (b) any contractual agreement or arrangement that may apply to the Excess Cash, or (c) any legal requirements relating to the custody or management of Client assets.

(iii)	The Adviser is solely responsible for providing the information necessary for BBH to perform the services under this CMS Instruction and for assuring the adequacy, accuracy and timeliness of all such information, including, without limitation, any relevant investment limitations.

(iv)	The list of Eligible Institutions set forth in Exhibit B represents those deposit institutions with which BBH has arranged the capability to place Deposits. The Adviser, and not BBH, is solely responsible for selecting the Eligible Institutions, and adding or removing an Eligible Institution, in each case, based on the Adviser’s determination as to the credit quality of and other risks associated with the Eligible Institution. BBH makes no representation or warranty with respect to the credit quality or risks associated with any deposit institution other than BBH.

(v)	BBH can allocate Client’s Excess Cash to one, some or all of Client’s Eligible Institutions, including allocating all of Client’s Excess Cash to BBH, subject to, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, as well as the availability of deposit-taking capacity at each Eligible Institution.

(vi)	BBH is not liable to the Adviser or any Client for (a) any violation of a Client’s investment policies or guidelines, or of other limitations with respect to the Adviser’s or Client’s powers to invest, make expenditures, encumber securities, borrow or take similar actions affecting the Client, or (b) any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with, this CMS Instruction.

(vii)	The Eligible Institutions are not serving as Subcustodians or Securities Depositories (each term as defined in the Custodian Agreement) of BBH.

(viii)	This CMS Instruction (including the Exhibits thereto) is an Instruction (or Proper Instruction) (as defined in the Custodian Agreement) and all representations, warranties and covenants made by the Adviser and/or the Client in the Custodian Agreement with respect to an Instruction (or Proper Instruction) are incorporated herein. Each Deposit constitutes an Investment (as defined in the Custodian Agreement) subject to all provisions applicable to Investments in the Custodian Agreement. BBH’s services pursuant to this CMS Instruction do not constitute investment advice and BBH is not acting as an investment advisor.

(ix)	The Custodian Agreement’s indemnification provisions are applicable to any actions taken by, or omissions of, BBH under this CMS Instruction (as if each Client was a signatory to the Custodian Agreement and this CMS Instruction).

(x)	This CMS Instruction is a standing Instruction (or Proper Instruction), and the Adviser will notify BBH in writing of any and all amendments to this CMS Instruction, including but not limited to any changes to Exhibits A and B, which amendment will take effect on the next Business Day after BBH receives and accepts the written amendment.

(xi)	Notwithstanding any other provision in this CMS Instruction and without limiting the terms under the Custodian Agreement, in addition to the terms and conditions imposed by each Eligible Institution relative to its Deposits, Deposits placed in a particular jurisdiction, whether at BBH or one or more other Eligible Institutions, are subject to any and all risks associated with: opening an account (through BBH as agent) and holding cash in the relevant jurisdiction with one or more Eligible Institutions; creditor rights, banking, currency and related risks in that jurisdiction; and Country and Sovereign Risk (as each term is defined in the Custodian Agreement) in such jurisdiction. These risks are exclusively for, and at all times risks undertaken by, the Client.

(xii)	For all Eligible Institutions listed in Exhibit B (other than BBH), Excess Cash placed with any such Eligible Institution is not a liability of, or guaranteed by, BBH, and BBH is not responsible for any losses or other damages incurred by the Client, the Adviser or any shareholder of the Client in the event of the insolvency or failure of any such Eligible Institution, or as a result of delays in repayment of, or failure to pay, principal or interest. Any such losses or damages are exclusively and at all times those of the Client.

(xiii)	BBH conducts, or in the future may conduct, other activities and have other relationships with Eligible Institutions, and may place its own monies in Deposits at Eligible Institutions. Client may now, or in the future, enter into business relationships with the Eligible Institutions. Nothing in this CMS Instruction prevents BBH, the Adviser or the Client from entering into or maintaining such relationships with Eligible Institutions, even if they were to create an actual or potential conflict with the services provided or received pursuant to this CMS Instruction.

This CMS Instruction shall be construed in accordance with, and is governed by, the laws of the State of New York, without giving effect to the conflicts of laws of such state. In the event of a conflict between the terms of this CMS Instruction and the Custodian Agreement, this CMS Instruction will prevail. The undersigned irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan. The parties hereby waive the right to trial by jury in any judicial proceedings involving any matter in any way arising out of, related to, or connected with this CMS Instruction.

BBH may terminate the CMS Sweep, and the Adviser may terminate this CMS Instruction, in either case, by providing the other party with prior written notice. Termination will become effective one business day after receipt. Representations (i)-(iv), (vi), (ix), (xi)-(xiii) and the provisions in this CMS Instruction regarding governing law, jurisdiction and dispute resolution will survive the termination of this CMS Instruction. Notices contemplated by this Instruction shall be delivered in accordance with the Notice delivery provisions in the Custodian Agreement and shall be addressed, as follows:

If to Adviser: [________________] [________________] [________________] Telephone: [______] Attn: [___________]	If to Custodian: Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Telephone: (212) 493-1818 Attn: Treasury Department

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

Exhibit A: List of Accounts and Currencies

	Account Name	Account Number	Currency
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

CARY STREET PARTNERS ASSET MANAGEMENT, LLC

By: ________________________

Name: ______________________

Title: _______________________

Date: _______________________

Exhibit B – Eligible Institutions Selected by the Client

[TO BE PROVIDED BY BBH]

Capital Series Trust
December 1, 2021

Custody & Banking

Markets
Market	Safekeeping Fee	Transaction Fee
	Annual Basis Points	Rate per Transaction
Argentina	12.00	60.00
Australia	1.50	30.00
Austria	4.00	40.00
Bahrain	75.00	115.00
Bangladesh	70.00	115.00
Belgium	2.00	35.00
Bermuda	40.00	130.00
Botswana	55.00	115.00
Brazil	10.00	50.00
Bulgaria	20.00	100.00
Canada	1.25	12.00
Chile	9.00	60.00
China	12.00	100.00
Clearstream	1.25	10.00
Colombia	35.00	115.00
Costa Rica	35.00	75.00
Croatia	60.00	100.00
Cyprus	7.00	115.00
Czech Republic	12.00	70.00
Denmark	2.00	30.00
Ecuador	70.00	100.00
Egypt	20.00	100.00
Estonia	50.00	115.00
Euroclear	1.25	10.00
Finland	1.25	20.00
France	1.25	20.00
Germany	1.25	20.00
Ghana	70.00	115.00
Greece	20.00	40.00
Hong Kong	3.00	40.00
Hungary	12.00	70.00
Iceland	12.00	115.00
India	8.00	50.00
Indonesia	9.00	60.00
Ireland	1.25	40.00
Israel	13.00	70.00
Italy	1.25	20.00
Ivory Coast	90.00	115.00

Japan	1.25	10.00
Jordan	55.00	115.00
Kazakhstan	55.00	115.00
Kenya	45.00	115.00
Kuwait	90.00	115.00
Latvia	35.00	115.00
Lebanon	70.00	115.00
Lithuania	45.00	115.00
Luxembourg	1.25	40.00
Malaysia	6.00	50.00
Malta	25.00	115.00
Mauritius	70.00	115.00
Mexico	3.50	30.00
Morocco	25.00	115.00
Namibia	46.00	115.00
Netherlands	1.25	20.00
New Zealand	2.00	35.00
Nigeria	100.00	115.00
Norway	1.25	30.00
Oman	90.00	115.00
Pakistan	45.00	115.00
Palestine	95.00	115.00
Papua New Guinea	28.00	115.00
Peru	28.00	115.00
Philippines	5.00	75.00
Poland	9.00	60.00
Portugal	6.00	35.00
Qatar	30.00	115.00
Romania	55.00	115.00
Russia	20.00	115.00
Saudi Arabia	90.00	150.00
Singapore	3.50	60.00
Slovak Republic	58.00	115.00
Slovenia	58.00	115.00
South Africa	1.80	35.00
South Korea	2.00	35.00
Spain	1.25	35.00
Sri Lanka	30.00	115.00
Swaziland	50.00	115.00
Sweden	1.25	30.00
Switzerland	1.25	20.00
Taiwan	7.00	40.00
Thailand	6.00	50.00
Trinidad and Tobago	75.00	115.00
Tunisia	75.00	115.00
Turkey	10.00	70.00
Ukraine	40.00	115.00
United Arab Emirates	90.00	115.00
United Kingdom	0.50	10.00
United States - DTC		3.85
United States - FRB		3.85
Uruguay	85.00	115.00
Venezuela	52.00	115.00
Vietnam	70.00	130.00
Zambia	45.00	115.00
Zimbabwe	45.00	115.00

Custody Assets - Tiered
Tier 1 - United States per Account 0 - 2,000,000,000	0.75	Annual Basis Points
Tier 2 - United States per Account >=2,000,000,001	0.50	Annual Basis Points
Custody Minimum
Aggregate Custody Minimum	10,000.00	Annual Rate - Applied Monthly
Custody Transactions - Cash
All Wires - Non-US	25.00	Rate per Transaction
All Wires - US	8.00	Rate per Transaction
Book Transfers - Non-US	7.00	Rate per Transaction
Book Transfers - US	7.00	Rate per Transaction
Paydowns	8.00	Rate per Transaction
Time Deposits	8.00	Rate per Transaction
Custody Transactions - Corporate Actions
Maturity - Domestic Redemptions - Security	7.00	Rate per Transaction
Maturity - Foreign Redemptions - Security	7.00	Rate per Transaction
Proxy Announcement - Non-US	50.00	Rate per Transaction
Proxy Vote - Non-US	50.00	Rate per Transaction
Shareholder Identification Request	15.00	Rate per Transaction
Tax Reclaim	50.00	Rate per Transaction
Custody Transactions - Security
Commercial Paper	7.00	Rate per Transaction
Physical Securities Settlement	15.00	Rate per Transaction
Repurchase Agreements	8.00	Rate per Transaction
Repurchase Contracts	8.00	Rate per Transaction
Repurchase Tri Party	8.00	Rate per Transaction
Trade Cancel	8.00	Rate per Transaction
US Vault Transfers - each side	25.00	Rate per Transaction
Custody Transactions - Surcharges
3rd Party Foreign Exchange Surcharge	35.00	Rate per Transaction
Manual Cash Movement Surcharge	25.00	Rate per Transaction
Manual Trade Surcharge	25.00	Rate per Transaction
Repaired/Enriched Trade Surcharge	8.00	Rate per Transaction
Direct Debit Fees
ADR Conversion/Cancellation	100.00	Rate per Transaction
ADR pickup	50.00	Rate per Transaction
EDS Election Services
EDS Election Service	150.00	Rate per Transaction
Transfer Agency
Authorized Participant Services
Authorized Participant Service Fee	5,000.00	Annual Rate - Applied Monthly Per Fund
ETF Order Taking (Creates / Redeems / Conversions)	100.00	Rate per Transaction
ETF - Collateral Management Fees
ETF Collateral Mgmt Creates	100.00	Rate per Transaction
ETF - Transfer Agency Fees
ETF Maintenance Fee	10,000.00	Annual Rate - Applied Monthly Per Fund
Overdraft Interest
Overdraft - Non-USD	200bp spread	BBH Overdraft Base Rate
Overdraft - USD	200bp spread	BBH Overdraft Base Rate

Other Charges

In connection with the provision of agreed upon services, BBH may apply Other Charges to your account which includes, but not limited to, charges associated with postage, courier and overnight mail charges, telephone, facsimile and telecommunication, duplication, Board meeting materials (including but not limited to, duplication, forms, supplies, travel and lodging), certain filings with federal and/or state regulatory agencies, customized computer programming requests, the retention, reproduction, retrieval and destruction costs associated with records, subcustodian or depository charges for stamp duties, tax and tax reclaims, registration, proxy and other corporate actions, pricing service charges and other miscellaneous charges incurred in connection with local custody and related processing, SSAE 18 or equivalent reporting expenses, legal expenses, ADR/GDR administration fees charged by the issuing agent, and other similar expenses reasonably incurred in connection with the provision of services hereunder. Such charges are periodically reviewed and are subject to change.

Footnotes

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished. Fees quoted within this fee schedule are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity. Fees are invoiced to a client for or in conjunction with the provision of services rendered. Charges are costs incurred by BBH on behalf of clients and in conjunction with the provision of services; they are invoiced as incurred directly or via a third party or pursuant to an allocation methodology which is subject to periodic review by BBH. This fee schedule may be modified as additional markets and/or services are introduced and the corresponding rates for those markets and/or services will be agreed upon by both parties.

Custody & Banking

Custody Market Safekeeping - The safekeeping basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end. The settled positions are to be determined on the market value of securities with BBH. The market value of securities shall be calculated based on the month end settled positions with the available prices on the final business day of each month. The available price that BBH’s designated vendor provides shall be used.

-	Assets held away incur charges at the US Market rate.

-	Unpriced fixed income instruments are valued at par.

-	Unpriced asset-backed instruments are valued at current face.

-	Fees for additional markets will be discussed and agreed upon prior to investment.

Custody Market Transactions - Transaction fee is assessed per partial settlement.

-	Transaction fees above apply to any security movement of security in the applicable market.

-	Securities lending related movements are charged at the relevant transaction rates per market.

-	US is defined as DTC, FRB and NY Vault held assets.

Repaired Transactions - Repaired Trade surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID will incur a Repaired/Enriched Trade surcharge.

-	Repaired Trade surcharge are only applied to client instruction issues only.

Direct Debit Fees - The additional transaction fees are assessed directly to the agreed upon account at the time of transaction. These items will not appear on the monthly invoice.

Minimum

Aggregate Minimums - Should the monthly asset-based fees generated by the aggregate of all accounts not exceed the aggregate monthly minimum (which is reflected on a per account basis); the monthly minimum adjustment will be applied to each account that falls below the stated monthly minimum.

Overdraft Interest

Overdraft Interest - Overdraft Interest Rate - The Overdraft Interest Rate is calculated at the reference rate reflected in the rate card above, plus the corresponding overdraft basis point spread.

BBH may, in its discretion and with notice, replace a reference rate and its corresponding basis point spread with a commensurate overdraft interest rate. BBH Overdraft Base Rates are set daily reflecting BBH’s effective trading rate in the relevant local money markets on each day. In those markets where a true money market rate is not available, or is not reflective of the market, the BBH Treasury Group sets overdraft base rates on a market-by-market basis, taking into consideration market standards and conditions. The Overdraft Interest Rate accrues daily based on adjusted available balances and posts monthly.

Transfer Agency

ETF Maintenance Fee - The ETF Maintenance fee includes the setup of the funds, and includes the infrastructure and maintenance of the systems and is inclusive of the first four classes.

ETF Order Taking - ETF Order Taking services in support of create orders in which BBH is requested to act as Order Taker.

-	The current market practice is that the Order Taking fee is embedded in the create/redeem fee and thus, is paid by the Authorized Participant.

Billing

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

Billing Frequency Monthly
Billing Currency USD

Accepted and agreed:

Capital Series Trust	Brown Brothers Harriman & Co.

By:	By:

Name:	Name:

Date:	Date: